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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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LIN TV Corp.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS
Proxy Statement for the 2006 Annual Meeting of Stockholders
Shares Entitled to Vote
Voting in Person
Voting by Proxy
Quorum Requirement
Vote Necessary to Approve Proposals
Revoking a Proxy
Security Ownership of Certain Beneficial Owners and Management
DIRECTORS AND EXECUTIVE OFFICERS
Section 16(a) Beneficial Ownership Reporting Compliance
PROPOSAL 1 -- ELECTION OF DIRECTORS
Director Candidates
Communicating with the Directors
Report of the Audit Committee of the Board of Directors
Director Compensation
Executive Officers
EXECUTIVE COMPENSATION
Summary Compensation Table
Options Grants During Fiscal Year 2005
Ten Year Option Repricings
Options Exercised During Fiscal Year 2005 and Fiscal Year-End Option/SAR Values
Aggregate Exercises During the 2005 Fiscal Year and Fiscal Year-End Option Values/SAR Values
Retirement Plans
Employment Agreements
Report of the Compensation Committee of the Board of Directors
Compensation Committee Interlocks and Insider Participation
Comparative Stock Performance Graph
Certain Relationships and Related Transactions
PROPOSAL 2 -- APPROVAL OF THE SECOND AMENDED AND RESTATED 2002 NON-EMPLOYEE DIRECTOR STOCK PLAN
Summary of the Second Amended and Restated 2002 Non-Employee Director Stock Plan
PROPOSAL 3 -- RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Independent Registered Public Accounting Firm Fees and Other Matters
OTHER INFORMATION
Other Matters
Stockholders Proposals for the 2007 Annual Meeting
Proxy Solicitation
Householding of Annual Meeting Materials

LIN TV Corp.
Four Richmond Square, Suite 200
Providence, Rhode Island 02906
NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS
To be held on May 2, 2006
      As a stockholder of LIN TV Corp., you are hereby given notice of and invited to attend, in person or by proxy, the 2006 Annual Meeting of Stockholders to be held at the offices of WAPA-TV, State Road 19, KM 0.5, Guaynabo, Puerto Rico 00966, on May 2, 2006 at 10:00 a.m., local time, at which stockholders will consider and vote on the following matters:

1. The election of three members to our Board of Directors to serve as Class III directors for a term of three years.

2. The approval of the Second Amended and Restated 2002 Non-Employee Director Stock Plan, which will (i) revise the equity award to directors upon initial election to the Board of Directors and (ii) increase the annual equity award to directors.

3. The ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006.

4. The transaction of any other business, which may properly come before the meeting.
      The Board of Directors has fixed the close of business on March 27, 2006, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.
      All stockholders are cordially invited to attend the meeting.

By Order of the Board of Directors,

Gregory M. Schmidt
Secretary
March 31, 2006
TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING, PLEASE FILL IN, DATE, SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY CARD, FOR WHICH A RETURN STAMPED ENVELOPE IS PROVIDED.

LIN TV Corp.
Four Richmond Square, Suite 200
Providence, Rhode Island 02906
Proxy Statement for the 2006 Annual Meeting of Stockholders
To be held on May 2, 2006
      The accompanying proxy is solicited on behalf of the Board of Directors of LIN TV Corp., a Delaware corporation (“we,” “us” or the “Company”), for use at the 2006 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the offices of WAPA-TV, State Road 19, KM 0.5, Guaynabo, Puerto Rico 00966, on May 2, 2006 at 10:00 a.m., local time, notice of which is attached hereto, and any adjournment or postponement thereof. The Annual Meeting is being held (1) to consider and vote upon the election of three Class III directors for a three year term; (2) to approve the Second Amended and Restated 2002 Non-Employee Director Stock Plan; (3) to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006; and (4) to transact any other business which may properly come before the meeting.
      This Proxy Statement and the enclosed form of proxy are being mailed to stockholders commencing on or about March 31, 2006.
      A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, as filed with the Securities and Exchange Commission, is being mailed to stockholders with the mailing of this Notice and Proxy Statement on or about March 31, 2006. Exhibits will be provided to any stockholder at no charge upon written and oral request to LIN TV Corp., Four Richmond Square, Suite 200, Providence, Rhode Island 02906, Attention: Gregory M. Schmidt, Secretary; telephone (401) 454-2880.
Shares Entitled to Vote
      The Board of Directors has fixed the close of business on March 27, 2006, as the record date for the Annual Meeting or any adjournment thereof. Only stockholders who were record owners of shares of our common stock at the close of business on the record date are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. As of March 27, 2006, 27,633,338 shares of our class A common stock, 23,502,059 shares of our class B common stock and 2 shares of our class C common stock were issued and outstanding.
      Holders of shares of class A common stock outstanding on the record date are entitled to one vote per share at the Annual Meeting.
      The class B common stock is generally not entitled to vote except with respect to approval of a range of specified corporate transactions as to which the class B common stock votes as a separate class with each share of class B common stock entitled to one vote. The approval of the Second Amended and Restated 2002 Non-Employee Director Stock Plan constitutes one of the specified corporate transactions as to which the approval of a majority of the voting power of the class B common stock voting as a separate class is required. Holders of shares of class B common stock outstanding on the record date are entitled to one vote per share at the Annual Meeting with respect to that proposal. Shares of class B common stock are not entitled to vote with respect to the election of directors or ratification of the selection of our independent registered public accounting firm.
      The class C common stock is entitled to 70% of our voting power on all matters submitted to a vote of our stockholders. Each outstanding share of class C common stock is entitled to a proportionate number of votes determined at the record date of each vote, relative to the total number of shares of class C common stock outstanding. As of March 27, 2006, there were two shares of class C common stock outstanding. As a result, each share of class C common stock will be entitled to cast 64,477,789 votes at the Annual Meeting. The class A common stock and the class C common stock generally vote together as a single class on all matters submitted to a vote of our stockholders.

Voting in Person
      If a stockholder plans to attend the meeting and vote in person, we will provide a ballot to such stockholder as he or she arrives. However, if shares are held in the name of a broker, bank or other nominee, the stockholder must bring an account statement or letter from the nominee indicating that such stockholder was the beneficial owner of the shares on March 27, 2006, the record date for voting.
Voting by Proxy
      Shares represented by a properly executed proxy in the accompanying form will be voted at the Annual Meeting and, when instructions have been given by the stockholder, will be voted in accordance with those instructions. If no instructions are given, the stockholder’s shares will be voted according to the recommendations of our Board of Directors.
Quorum Requirement
      A quorum of stockholders is necessary to hold a valid meeting. A majority of shares entitled to vote at the Annual Meeting present in person or represented by proxy represents a quorum. Shares which abstain from voting on a particular matter and “broker non-votes,” or shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares on a particular matter, are counted for purposes of determining whether a quorum exists.
Vote Necessary to Approve Proposals

•	Proposal 1: Election of Directors
      The election of directors requires a plurality of the votes cast, and votes may be cast in favor of the nominees or withheld. A plurality means that the nominee receiving the most votes for election to a director position is elected to that position. Votes that are withheld and broker non-votes will be excluded entirely from the vote to elect directors and have no effect.

•	Proposal 2: Approval of the Second Amended and Restated 2002 Non-Employee Director Stock Plan
      The approval of the Second Amended and Restated 2002 Non-Employee Director Stock Plan requires the affirmative vote of (1) a majority of the votes entitled to be cast by holders of class A common stock and class C common stock entitled to vote at the meeting, voting together as a single class, provided that the total votes cast on the proposal represent over 50% in interest of all securities entitled to vote on the proposal, and (2) the affirmative vote of a majority of the shares of class B common stock outstanding as of the record date, voting as a separate class. Votes may be cast for, against or may abstain. Abstentions will have the effect of voting against the proposal. Under the rules of The New York Stock Exchange, broker non-votes are not counted as votes cast and will not be counted for purposes of determining whether the total votes cast on the proposal represent over 50% in interest of all securities entitled to vote on the proposal. Holders of a majority of the shares of class B common stock outstanding as of the record date, voting as a separate class, have approved the Second Amended and Restated 2002 Non-Employee Director Stock Plan.

•	Proposal 3: Ratification of the Selection of Independent Registered Public Accounting Firm
      The ratification of the selection of our independent registered public accounting firm requires the affirmative vote of a majority of the votes cast at the meeting, and votes may be cast for, against or may abstain. Abstentions will count in the tabulations of votes cast on this proposal, while broker non-votes are not counted as votes cast or shares voting on such matter and will have no effect on the voting on such matter.
Revoking a Proxy
      A stockholder may revoke his or her proxy at any time before its exercise by sending written notice of revocation to the Secretary of the Company, by signing and delivering a later dated proxy or, if the stockholder attends the Annual Meeting in person, either by giving notice of revocation to the inspectors of election at the Annual Meeting or by voting at the Annual Meeting.
Security Ownership of Certain Beneficial Owners and Management
      The following table sets forth information regarding the beneficial ownership of each class of our common stock by each person who beneficially owned more than 5% of any class of our equity securities and by our directors and “named executive officers” (as defined below under “Executive Compensation”), individually, and by our directors and executive officers as a group, as of March 1, 2006 (unless otherwise noted).
      The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission governing the determination of beneficial ownership of securities. Under the rules of the Securities and Exchange Commission, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. Unless otherwise indicated below, each beneficial owner named in the table below has sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.
      Holders of shares of our class B common stock may elect at any time to convert their shares into an equal number of shares of class A common stock, provided that any necessary consent by the Federal Communications Commission has been obtained. With the approval of the holders of a majority of our class B common stock and the Federal Communications Commission, one or more shares of class B common stock of a holder may be converted into an equal number of shares of class C common stock. If a majority of the shares of class B common stock convert into shares of class A common stock, each outstanding share of class C common stock will automatically convert into an equal number of shares of class A common stock.
      Percentage of beneficial ownership is based on 28,189,094 shares of class A common stock, 23,502,059 shares of class B common stock and 2 shares of class C common stock outstanding as of March 1, 2006. The number of beneficially owned shares of class A common stock excludes shares of class A common stock issuable upon conversion of shares of our class B common stock and class C common stock. The number of beneficially owned shares of class C common stock excludes shares of our class C common stock issuable upon conversion of shares of our class B common stock.

      Unless otherwise indicated below, the address of each person below is c/o LIN TV Corp., Four Richmond Square, Suite 200, Providence, Rhode Island 02906.

	Class A		Class B		Class C
	Common Stock		Common Stock		Common Stock		Percent of	Percentage
							Total	of Total
	Number of	Percent	Number of	Percent	Number of	Percent	Economic	Voting
	Shares	of Class	Shares	of Class	Shares	of Class	Interest	Power

HM Entities(1)	—	—	23,300,739	99.1%	—	—	45.6%	—
c/o Hicks, Muse, Tate & Furst Incorporated 200 Crescent Court, Suite 1600 Dallas, Texas 75201
Gabelli Asset Management Entities(2)	4,568,657	16.2%	—	—	—	—	8.8%	4.9%
767 Fifth Avenue New York, NY 10153
Wellington Management Company LLP(3)	3,745,160	13.3%	—	—	—	—	7.2%	4.0%
2005 Market Street Philadelphia, PA 19103
Dimensional Fund Advisors Inc.(4)	1,474,950	5.2%	—	—	—	—	2.9%	1.6%
1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401
Westchester Capital Management Entities(5)	1,641,900	5.8%	—	—	—	—	3.2%	1.7%
100 Summit Drive Valhalla
Gary R. Chapman(6)	633,239	2.2%	—	—	—	—	1.2%	*
Royal W. Carson, III(7)	320,096	1.1%	—	—	1	50%	35.0%
1925 Cedar Springs, L.B. #204 Dallas, Texas 75201
Gregory M. Schmidt(8)	194,030	*	—	—	—	—	*	*
Vincent L. Sadusky(9)	39,989	*	—	—	—	—	*	*
Denise M. Parent(10)	51,250	*	—	—	—	—	*	*
Randall Fojtasek(11)	34,341	*	—	—	1	50%	*	35.0%
300 Crescent Court, Suite 1740 Dallas, Texas 75201
William S. Banowsky(12)	18,398	*	—	—	—	—	*	*
Dr. William H. Cunningham(13)	16,326	*	—	—	—	—	*	*
Wilma H. Jordan(14)	14,656	*	—	—	—	—	*	*
Michael A. Pausic	—	—	—	—	—	—	—	—
Peter S. Brodsky(1)	—	—	23,300,739	99.1%	—	—	45.6%	*
John S. Viall(15)	45,555	*	—	—	—	—	*	*
All executive officers and directors as a group (13 persons)(16)	1,537,458	5.5%	—	—	2	100%	2.6%	71.5%

*	Represents less than 1%

(1)	Includes shares held by the following persons or entities that are or may be deemed to be affiliated with Hicks, Muse, Tate & Furst Incorporated (“HMTF”): (i) 18,122,110 shares held of record by

Hicks, Muse, Tate & Furst Equity Fund III, L.P., a limited partnership of which the ultimate general partner is Hicks Muse Fund III Incorporated, (ii) 236,980 shares held of record by HM3 Coinvestors, L.P., a limited partnership of which the ultimate general partner is Hicks, Muse Fund III Incorporated, (iii) 4,692,329 shares held of record by Hicks, Muse, Tate & Furst Equity Fund IV, L.P., a limited partnership of which the ultimate general partner is Hicks, Muse Latin America Fund I Incorporated, (iv) 31,562 shares held of record by Hicks, Muse, Tate & Furst Private Equity Fund IV, L.P., a limited partnership of which the ultimate general partner is Hicks, Muse Latin America Fund I Incorporated, (v) 72,820 shares held of record by HM4-EQ Coinvestors, L.P., a limited partnership of which the ultimate general partner is Hicks, Muse Fund IV, LLC, (vi) 13,016 shares held of record by HM4-EN Coinvestors, L.P., a limited partnership of which the ultimate general partner is Hicks, Muse Fund IV, LLC, (vii) 8,329 shares held of record by HM4-P Coinvestors, L.P., a limited partnership of which the ultimate general partner is Hicks, Muse Fund IV, LLC, (viii) 127 shares held of record by HM 1-FOF Coinvestors, L.P., a limited partnership of which the ultimate general partner is Hicks, Muse Latin America Fund I Incorporated, and (ix) 123,466 shares held of record by Hicks, Muse & Co. Partners, L.P., a limited partnership of which the ultimate general partner is HM Partners Inc.

John R. Muse is (a) the sole shareholder, sole director and an executive officer of Hicks, Muse Fund III Incorporated and Hicks, Muse Latin America Fund I Incorporated, (b) the sole member and an executive officer of Hicks, Muse Fund IV, LLC and (c) the majority shareholder, a director and an executive officer of HM Partners Inc. Accordingly, Mr. Muse may be deemed to be the beneficial owner of the shares held of record by the entities listed in clauses (i) through (ix) of this footnote (1). Mr. Muse disclaims beneficial ownership of shares not owned of record by him, except to the extent of his pecuniary interest therein. In addition, Mr. Muse, Jack D. Furst, and Thomas O. Hicks are members of a three-person committee that exercises voting and dispositive powers over the securities held by the entities affiliated with HMTF. No single member of the committee has dispositive and/or voting power over the shares held by the HMTF affiliates. Mr. Hicks is a former partner, and Messrs. Muse and Furst are current partners of HMTF. As a result of the foregoing, each of Messrs. Muse, Furst and Hicks may be deemed to beneficially own all or a portion of the shares of common stock beneficially owned by the HMTF affiliates described above. Each of Messrs. Muse, Furst and Hicks disclaims the existence of a group and disclaims beneficial ownership of shares of common stock not owned of record by him. Additionally, Peter S. Brodsky, a member of the board of directors of the Company, is a partner of HMTF. Mr. Brodsky disclaims beneficial ownership of shares not owned of record by him, except to the extent of his pecuniary interest therein.

(2)	According to the Schedule 13D filed by Gabelli Funds LLC (“Gabelli Funds”), Gabelli Asset Management Inc. (“GBL”), Gabelli Securities, Inc. (“GSI”), MJG Associates, Inc. (“MJG”), GGCP Inc. (“GGCP”), GAMCO Investors, Inc. (“GAMCO”) and Mario J. Gabelli on January 3, 2006, are the beneficial owners of, and have the sole power to dispose of or direct the disposition of, 465,000 shares, 4,068,657 shares, 2,000 shares, 33000 shares, 0 shares, 0 shares and 0 shares, respectively, of class A common stock. Gabelli Funds, GBL, GSI, MJG, GGCP, GAMCO and Mario J. Gabelli have the sole power to vote or direct the vote of 465,000 shares, 3,764,857 shares, 2,000 shares, 33,000 shares, 0 shares, 0 shares and 0 shares, respectively. Gabelli Funds, GAMCO and GSI are subsidiaries of GBL, which is a subsidiary of GGCP. Mario J. Gabelli is the majority stockholder of GGCP and sole shareholder of MJG.

(3)	According to the Schedule 13G filed by Wellington Management Company LLP on February 14, 2006, Wellington Management Company LLP is the beneficial owner of 3,745,160 shares of class A common stock, with the shared power to vote or direct the vote of 2,487,091 shares of class A common stock and the shared power to dispose or direct the disposition of 3,745,160 shares of class A common stock.

(4)	According to the Schedule 13G filed by Dimensional Fund Advisors Inc. on February 1, 2006, Dimensional Fund Advisors Inc. is the beneficial owner of, with the sole power to vote or direct the vote of and to dispose of or direct the disposition of, 1,474,950 shares of class A common stock.

(5)	According to the Schedule 13G filed on February 9, 2006 by Westchester Capital Management, Inc., The Merger Fund, The Merger Fund VL, Green & Smith Investment Management LLC, Frederick W. Green, and Bonnie L. Smith, Westchester Capital Management, Inc., The Merger Fund, The Merger Fund VL, Green & Smith Investment Management LLC, Frederick W. Green, and Bonnie L. Smith have the shared power to vote or direct the vote and the shared power to dispose or direct the disposition of 1,454,000 shares, 1,448,400 shares, 6,150 shares, 187,350 shares, 1,641,900 shares and 1,641,900 shares of class A common stock, respectively.

(6)	Consists of 271,763 shares of class A common stock issuable upon the exercise of options that are exercisable within 60 days of March 1, 2006 and 361,476 shares held of record. Pursuant to a domestic relations order, Mr. Chapman controls the vote of 70,852 shares of class A common stock issuable upon the exercise of options that are exercisable within 60 days of March 1, 2006 and 46,115 shares held of record but does not have dispositive power over such shares.

(7)	Includes 309,523 shares held of record by Carson/ LIN SBS L.P., a limited partnership whose ultimate general partner is Carson Private Capital Incorporated, and 10,573 shares held of record by Mr. Carson. Mr. Carson is President and a controlling stockholder of Carson Private Capital Incorporated. Mr. Carson disclaims beneficial ownership of common stock not owned of record by him.

(8)	Consists of 56,434 shares of class A common stock issuable upon the exercise of options that are exercisable within 60 days of March 1, 2006 and 137,596 shares held of record.

(9)	Consists of 39,989 shares of class A common stock held of record.

(10)	Consists of 51,250 shares class A common stock held of record.

(11)	Consists of 23,809 shares of class A common stock held of record by Fojtasek Capital, Ltd., a limited partnership of which Mr. Fojtasek is the general partner, and 10,532 shares of class A common stock held of record by Mr. Fojtasek.

(12)	Consists of 1,509 shares of class A common stock issuable upon the exercise of options that are exercisable within 60 days of March 1, 2006 and 16,889 shares of class A common stock held of record.

(13)	Consists of 1,509 shares of class A common stock issuable upon the exercise of options that are exercisable within 60 days of March 1, 2006 and 14,817 shares of class A common stock held of record.

(14)	Consists of 14,656 shares of class A common stock held of record.

(15)	Consists of 45,555 shares of class A common stock held of record.

(16)	Includes 300,062 shares of class A common stock issuable upon the exercise of options that are exercisable within 60 days of March 1, 2006 and 1,120,153 shares of class A common stock held of record.
DIRECTORS AND EXECUTIVE OFFICERS
Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our directors, executive officers and holders of more than 10% of our class A common stock to file with the Securities and Exchange Commission initial reports of ownership of our class A common stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Officers, directors and holders of 10% of our class A common stock are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of our records and representations made by our officers and directors regarding their filing obligations, all Section 16(a) filing requirements were satisfied with respect to the fiscal year ended December 31, 2005, except that the Form 4s due with respect to the

May 6, 2005 grant of options to Messrs. Banowsky, Carson, Cunningham and Fojtasek and Ms. Jordan were filed on May 27, 2005.
PROPOSAL 1 — ELECTION OF DIRECTORS
      We have a classified Board of Directors consisting of two Class I directors, three Class II directors and three Class III directors. Our Second Amended and Restated Certificate of Incorporation provides that subject to the rights of holders of any class or series of preferred stock to elect directors, the number of directors shall be established by the Board of Directors. The Board of Directors has set the number of directors at eight. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those whose terms are expiring. This year, three Class III directors will be elected for a three-year term expiring at the 2009 Annual Meeting. The Class I directors have terms expiring at the 2007 Annual Meeting and the Class II directors have terms expiring at the 2008 Annual Meeting.
      The persons named in the enclosed proxy will vote to elect as directors the Class III nominees named below, unless the proxy is marked otherwise. If a stockholder returns a proxy without contrary instructions, the persons named as proxies will vote to elect as director the Class III nominees named below. Each Class III nominee will be elected to hold office until the 2009 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified. The nominees have indicated their willingness to serve, if elected. However, if any should be unable to serve, the shares of common stock represented by proxies may be voted for substitute nominees designated by the Board of Directors.
      Set forth below are the name and age of each member of the Board of Directors (including the nominees for election as Class III directors), and the positions and offices held by him or her, his or her principal occupation and business experience during the past five years, the names of other publicly held companies of which he or she serves as a director and the year of the commencement of his or her term as a member of our Board of Directors. Information with respect to the number of shares of common stock beneficially owned by each director, directly or indirectly, as of March 1, 2006, appears above under the heading “Security Ownership of Certain Beneficial Owners and Management.”

Name and Age	Principal Occupation and Business Experience

Nominee for Term Expiring in 2006 (Class III Directors)
Royal W. Carson, III, 56	Mr. Carson has served as a member our Board of Directors since August 2000. Since 1982, he has served as Chairman and President of Carson Private Capital, and he has over 30 years of experience in the origination, structuring, and monitoring of private investments and investment funds. Mr. Carson served as Chairman and Chief Executive Officer of Carson Petroleum Corporation from 1977 to 1982. Mr. Carson serves on the Advisory Board of Olympus Real Estate Fund II, L.P. and Hicks, Muse, Tate & Furst Europe Fund, L.P. and also serves as a director of various privately held corporations and community organizations.

Name and Age	Principal Occupation and Business Experience

Gary R. Chapman, 62	Mr. Chapman has served as a member of our Board of Directors and as our Chief Executive Officer since November 1994, as President since 1989 and as Chairman of the Board of Directors since August 2000. Mr. Chapman served as Joint Chairman of the National Association of Broadcasters from 1991 to 1993, as the Chairman of the Board of Directors of the Association for Maximum Service Television from 2000 to 2005, and as a board member of the Advanced Television Test Center. Currently, Mr. Chapman serves as Chairman of the Advisory Board of Governors for the National Association of Broadcasters Education Foundation, as Co-Chairman of the National Association of Broadcasters’ Decency in Programming Task Force and as a board member of the Association for Maximum Service Television.
Wilma H. Jordan, 56	Ms. Jordan has served as a member of our Board of Directors since May 2002. Ms. Jordan is the Founder and, since 1998 has served as Chief Executive Officer of The Jordan, Edmiston Group, Inc. (New York, NY), which provides merger and acquisition advisory services for the publishing, information, communications and exhibition industries. Ms. Jordan is also a founding general partner of JEGI Capital, a venture capital affiliate of The Jordan, Edmiston Group. From 1970 to 1985, Ms. Jordan served as Chief Financial Officer of 13-30 Corporation, a privately held publishing company. From 1980 to 1986, Ms. Jordan served as Chief Operating Officer of Esquire Magazine Group, which included Esquire, New York, Woman and other media assets. From 1987 to 1994, Ms. Jordan served as director of LIN Broadcasting Corporation and as a director of LIN Television Corporation from 1994 to 1998. Currently, Ms. Jordan is a director of Guidepost, Inc., publisher of Guideposts Magazine and other inspirational products, and Blyth, Inc., a home décor and home fragrance company.
Directors Whose Terms Expire in 2007 (Class I Directors)
William S. Banowsky, Jr., 44	Mr. Banowsky has served as a member of our Board of Directors since May 2002. Since 2000, Mr. Banowsky has served as Chairman and Chief Executive Officer of Magnolia Pictures Company, an independent film distribution company, and Chief Executive Officer of Landmark Theatres, the nation’s largest exhibitor of independent and foreign language films. From March 1999 to September 2000, Mr. Banowsky was Executive Vice President and General Counsel of AMFM, Inc., which was publicly traded on the New York Stock Exchange until it was purchased by Clear Channel Communications, an affiliate of Hicks, Muse, Tate & Furst Incorporated, in September 2000. From January 1997 to July 2000, Mr. Banowsky was Executive Vice President and General Counsel of Capstar Broadcasting Corporation, which was publicly traded on the New York Stock Exchange until it merged with AMFM, Inc., in July 1999. Mr. Banowsky practiced law for 10 years in Dallas, Texas prior to joining Capstar. Mr. Banowsky served as a director of Sunrise Television Corp. and STC Broadcasting, Inc. until May 2002.

Name and Age	Principal Occupation and Business Experience

Dr. William H. Cunningham, 62	Dr. Cunningham has served as a member of our Board of Directors since May 2002. Dr. Cunningham has served at the University of Texas at Austin since 1971 when he was an Assistant Professor of Marketing. He later became a Professor of Marketing and has held the following additional positions: James L. Bayless Chair for Free Enterprise from 1986 to present; the President of the University of Texas at Austin from 1985 to 1992; and Dean of College of Business Administration/Graduate School of Business from 1983 to 1985. Dr. Cunningham was also Chancellor of the University of Texas System from 1992 to 2000. Dr. Cunningham currently serves on the board of directors of the following publicly traded companies: Jefferson-Pilot Corporation, Southwest Airlines Co., Introgen Therapeutics, Inc. and Hayes Lemmerz International, Inc. and also serves as a disinterested director of the John Hancock Funds. He is a member of the Philosophical Society of Texas, a trustee for the Southwest Research Institute and a director of the greater Austin Crime Commission. Dr. Cunningham received his B.B.A., M.B.A. and Ph.D. from Michigan State University. Dr. Cunningham served as a director of Sunrise Television Corp. and STC Broadcasting, Inc. until May 2002 when they were merged into LIN TV Corp.
Directors Whose Terms Expires in 2008 (Class II Directors)
Peter S. Brodsky, 35	Mr. Brodsky has served as a member of our Board of Directors since June 2005. Mr. Brodsky joined HM Capital Partners in 1995 and was named partner in 2001. Mr. Brodsky focuses primarily on the media sector. He serves as director of several of HM Capital’s portfolio companies, including Activant Solutions, Inc., a publicly traded business management software company, Choice Cable TV, Persona Inc., Canadian Phone Directories and Sturm Foods, Inc. Previous to joining HM Capital, Mr. Brodsky worked in the Investment Banking Division of Credit Suisse First Boston. Mr. Brodsky received his BA from Yale University in 1992.
Randall S. Fojtasek, 43	Mr. Fojtasek has served as a member of our Board of Directors since August 2000. Mr. Fojtasek is a founding member of Brazos Investment Partners LLC, a private equity investment firm focusing on middle market buyouts and leveraged recapitalizations. Prior to joining Brazos in 1999, Mr. Fojtasek served as President and Chief Executive Officer of Atrium Companies, Inc., a manufacturer and distributor of building products. He joined Atrium in 1989, and was Chief Executive Officer from 1993 to 1999.
Michael A. Pausic, 41	Mr. Pausic has served as a member of our Board of Directors since February 2006. Mr. Pausic has been a Limited Partner of Maverick Capital Ltd., a registered investment advisor managing private investment funds, since 1997, where he leads Maverick’s efforts in media and telecommunications investments. From 1995 to 1997, Mr. Pausic was a corporate Vice President at Viacom where he was responsible for international strategic planning and business development. From 1991 to 1995, he served as Vice President of market development and strategic planning for 20th Century Fox.

Corporate Governance Matters
      Under applicable New York Stock Exchange rules, a director of the Company only qualifies as “independent” if the Board of Directors determines that the director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has such a relationship with the Company). The Board of Directors has not adopted any categorical standards to assist it in making determinations of independence, but instead considers all relevant facts and circumstances regarding a director’s relationship with the Company.
      Ownership of a significant amount of the Company’s stock, or affiliation with a holder of a significant amount of the Company’s stock, by themselves, do not constitute a material relationship.
      The determination of whether a material relationship exists is made by the other members of the Board of Directors who are independent.
      The Company’s Board of Directors has determined that none of Ms. Jordan, Dr. Cunningham or Messrs. Banowsky, Carson, Fojtasek or Pausic has a material relationship with the Company and that each of these directors is “independent” as determined under Section 303A.02(b) of the New York Stock Exchange Listed Company Manual. None of these directors had any commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationships with the Company, either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company that would constitute a “material relationship” under New York Stock Exchange Rules.
Board of Directors’ Committees and Meetings
      During 2005, the Board of Directors held 10 meetings. Each of our directors attended at least 75% of such meetings and the meetings of the committees on which he or she served during 2005. Resolutions adopted by our nominating and corporate governance committee of our Board of Directors provide that directors are expected to attend the annual meeting of stockholders. Messrs. Banowsky, Carson, Chapman and Cunningham and Ms. Jordan attended the 2005 annual meeting of stockholders.
      The Board of Directors has established three standing committees — audit, compensation, and nominating and corporate governance. Current copies of each committee’s charter, each of which were amended in February 2006, and of the Company’s Corporate Governance Guidelines and Code of Business Conduct and Ethics, are posted in the Corporate Governance category of the Investor Relations section of our website, www.lintv.com.
      The Board of Directors determined that none of Ms. Jordan, Dr. Cunningham and Messrs. Banowsky, Brodsky, Carson or Fojtasek, who were all the members of the Board’s three standing committees during 2005, has a material relationship with the Company and that each of these directors is independent as determined under Section 303A.02(b) of the New York Stock Exchange Listed Company Manual, including, in the case of all members of the audit committee, the independence requirements contemplated by Rule 10A-3 under the Exchange Act.
      The chairman of the audit committee, the chairman of the compensation committee and the chairman of the nominating and corporate governance committee preside at the regularly scheduled executive sessions of the non-management directors on an alternating basis, unless the non-management directors select another director to preside at a particular session. Stockholders and other interested parties may communicate directly with the presiding directors or with the independent directors as a group as described below under the heading “Communicating with the Directors.”
      Audit Committee. In May 2002, our Board of Directors established an audit committee which has the following principal duties:

•	to nominate the independent registered public accounting firm for appointment by the Board of Directors;

•	to meet with our financial management, internal audit management and independent registered public accounting firm to review matters relating to our internal accounting controls, internal audit program, accounting practices and procedures, the scope and procedures of the outside audit, the independence of the outside registered public accounting firm and other matters relating to our financial condition;

•	to report to the Board of Directors periodically any recommendations the audit committee may have with respect to the foregoing matters; and

•	to review our annual report to stockholders, proxy materials and Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q for filing with the Securities and Exchange Commission.
      The audit committee has the power to investigate any matter brought to its attention within the scope of its duties and to retain counsel for this purpose where appropriate.
      The members of our audit committee are Ms. Jordan, Dr. Cunningham and Mr. Banowsky. The Board of Directors has determined that each member of the audit committee is an “independent director” under the rules of The New York Stock Exchange governing the qualifications of the member of the audit committee. The audit committee met seven times during 2005.
      The Board of Directors has determined that Dr. Cunningham is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K.
      Compensation Committee. In May 2002, our Board of Directors also established a compensation committee, which has the following principal duties:

•	to review director and executive officer compensation policies, plans and programs;

•	to prepare recommendations and periodic reports to the Board of Directors concerning these matters; and

•	to function as the committee that administers our stock option, stock incentive, employee stock purchase and other equity-based plans.
      The members of our compensation committee are Messrs. Brodsky and Carson and Ms. Jordan. Mr. Fojtasek was a member of the compensation committee until January 2006, when Mr. Brodsky was appointed to the committee. The compensation committee held 10 meetings during 2005.
      Nominating and Corporate Governance Committee. On October 28, 2002, the Board of Directors established a nominating and corporate governance committee, which has the following principal duties:

•	to identify individuals qualified to become members of the Board of Directors;

•	to recommend to the Board of Directors the persons to be nominated by the Board of Directors for election as directors at the annual meeting of stockholders;

•	to develop and recommend to the Board of Directors a set of corporate governance principles applicable to us; and

•	to oversee the evaluations of the Board of Directors and management.
      The members of the nominating and corporate governance committee are Messrs. Banowsky, Brodsky and Carson. Mr. Fojtasek was a member of the compensation committee until February 2006, when Mr. Brodsky was appointed to the committee. The nominating and corporate governance committee held five meetings during 2005.
Director Candidates
      The process followed by the nominating and corporate governance committee to identify and evaluate director candidates includes requests to the members of the Board of Directors and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the committee and the Board of Directors. In addition, the Company may retain the services of an executive search firm to help identify and evaluate potential director candidates.
      In considering whether to recommend any particular candidate for inclusion in the Board of Directors’ slate of recommended director nominees, the nominating and corporate governance committee will apply the criteria set forth in our corporate governance guidelines. The committee considers diversity, skills, and experience in the context of the needs of the Board of Directors, commitment to understanding our business and industry, the creation, by other employment or directorships, of potential or actual conflicts of interest, risks of anticompetitive activity or potential or actual violations of or restrictions arising from media ownership regulations, and ability to exercise sound judgment and high ethical standards. The committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board of Directors to fulfill its responsibilities.
      Stockholders may recommend individuals to the nominating and corporate governance committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to Nominating and Corporate Governance Committee, c/o Gregory M. Schmidt, Secretary, LIN TV Corp., Four Richmond Square, Suite 200, Providence, Rhode Island 02906. Assuming that appropriate biographical and background material has been provided on a timely basis, the Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. If the Board of Directors determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in the proxy card for our next annual meeting.
      Stockholders also have the right under our bylaws to directly nominate director candidates, without any action or recommendation on the part of the committee or the Board of Directors, by following the procedures set forth below under “Stockholder Proposals for the 2007 Annual Meeting”; provided that such recommendations are delivered to us, with the information required by our bylaws, no later than the deadline for submission of stockholder proposals provided below. Candidates nominated by stockholders in accordance with the procedures set forth in the bylaws will not be included in the proxy card for our next annual meeting.
Communicating with the Directors
      The Board of Directors will give appropriate attention to written communications that are submitted by stockholders and other interested parties, and will respond if and as appropriate. The chairman of the nominating and corporate governance committee, with the assistance of our General Counsel, is primarily responsible for monitoring communications from stockholders and other interested parties and for providing copies or summaries to the other directors as he or she considers appropriate.
      Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the chairman of the nominating and corporate governance committee considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.
      Stockholders who wish to send communications on any topic to the Board of Directors, should address such communications to Board of Directors, c/o Gregory M. Schmidt, Secretary, LIN TV Corp., Four Richmond Square, Suite 200, Providence, Rhode Island 02906.

      Stockholders who wish to send communications on any topic to any of our independent directors, or all of our independent directors as a group, should address such communications to Independent Directors, c/o Gregory M. Schmidt, Secretary, LIN TV Corp., Four Richmond Square, Suite 200, Providence, Rhode Island 02906.
Report of the Audit Committee of the Board of Directors
      The audit committee is composed of three members, Ms. Jordan, Dr. Cunningham and Mr. Banowsky. The audit committee acts under a written charter adopted by the Board of Directors, a copy of which is attached as Appendix A to this proxy statement. The members of the audit committee are independent directors, as defined by its charter and the rules of the New York Stock Exchange.
      The audit committee reviewed the audited financial statements for the fiscal year ended December 31, 2005 and discussed these financial statements with our management. Management is responsible for our internal controls and the financial reporting process. Management represented to the audit committee that the financial statements had been prepared in accordance with generally accepted accounting principles. Our independent registered public accounting firm, PricewaterhouseCoopers LLP, is responsible for performing an audit of the financial statements in accordance with generally accepted auditing standards and issuing a report on those financial statements. As appropriate, the audit committee reviews and evaluates, and discusses with our management, internal accounting, financial and auditing personnel and the independent registered public accounting firm, the following matters:

•	the plan for, and the report of the independent registered public accounting firm on, each audit of our financial statements, our management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of our internal control over financial reporting;

•	our financial disclosure documents, including all financial statements and reports filed with the Securities and Exchange Commission or sent to stockholders;

•	management’s selection, application and disclosure of critical accounting policies;

•	changes in our accounting practices, principles, controls or methodologies;

•	significant developments or changes in accounting rules applicable to the Company; and

•	the adequacy of our internal controls and accounting, financial and auditing personnel.
      The audit committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards 61 (Communication with Audit Committees), as amended, with PricewaterhouseCoopers LLP, our independent registered public accounting firm. SAS 61, as amended, requires our independent registered public accounting firm to discuss with our audit committee, among other things, the following:

•	methods to account for significant unusual transactions;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of those estimates; and

•	disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements.
      PricewaterhouseCoopers LLP also provided the audit committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that in the auditor’s professional opinion may reasonably be thought to bear on independence, confirm their independence and engage in a discussion of independence. The audit committee discussed with the independent registered public accounting firm the matters disclosed in this letter and its independence from the Company. The audit committee also considered whether the provision of the other, non-audit related services to us which are referred to under the heading “Independent Auditor Fees and Other Matters” is compatible with maintaining the independence of our registered public accounting firm.
      Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the audit committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

Audit Committee of the Board of Directors

William H. Cunningham
William S. Banowsky
Wilma H. Jordan
Director Compensation
      Our directors who are also employees serve without additional compensation. Our non-employee directors receive an annual retainer for all services rendered as outside directors of $30,000 and compensation for attending Board meetings of $1,500 for attending in person or $1,000 for attending via telephone. Committee members also receive $1,000 for attending committee meetings in person or $500 for attending committee meetings via telephone. The chairman of our compensation committee and the chairman of our nominating and corporate governance committee each receive an additional annual retainer of $7,500, and the chairman of our audit committee receives an additional annual retainer of $10,000. Directors may elect to receive half of their annual retainer in the Company’s class A common stock. We do not maintain a medical, dental or retirement benefits plan for our non-employee directors.
      Our non-employee directors also receive grants under our Amended and Restated 2002 Non-Employee Director Stock Plan. The purpose of the plan is to attract highly qualified individuals who are not our current employees to serve as members of our Board of Directors and to enable them to increase their ownership of our common stock.
      The plan currently provides for grants of options to non-employee directors, which in the aggregate may not be exercisable for more than 200,000 shares of our class A common stock. The plan also provides for initial option grants to purchase 10,000 shares of our class A common stock. Initial grants were made to our non-employee directors on the effective date of the plan and also will be made when a non-employee director is newly elected.
      It was the intention of the Board of Directors in 2005 to amend the annual equity grants to non-employee directors to provide for grants of options to purchase 3,000 shares of class A common stock and 2,000 shares of restricted stock commencing as of the approval of such arrangements at the 2005 annual meeting of stockholders. Although the description of the Amended and Restated 2002 Non-Employee Director Stock Plan in the proxy statement for the 2005 annual meeting of shareholders accurately described the intended grants, due to a drafting error, the form of Amended and Restated 2002 Non-Employee Director Stock Plan submitted to stockholders for approval at the 2005 annual meeting of stockholders instead provided, pursuant to a formula contained in such form of plan, that the 2005 annual grant to non-employee directors would consist of options to purchase 1,333 shares of class A common stock and 889 shares of restricted stock.
      As a result, the Board approved in addition to the annual retainer and option and restricted stock awards granted pursuant to the director compensation policies then in effect, an additional cash payment for service as a director in 2005 equal to $26,195 (the “Additional Cash Payment”). The Board also adopted a resolution recommending that each non-employee director use the proceeds of the Additional

Cash Payment after the payment of applicable taxes to make an acquisition, subject to compliance with all applicable securities laws, of additional shares of class A common stock and to retain any shares of class A common stock so purchased until the date on which such shares of class A common stock would have vested had such shares of class A common stock been granted as a restricted stock award pursuant to the Amended and Restated 2002 Non-Employee Director Stock Plan.
      Options under the Amended and Restated 2002 Non-Employee Director Stock Plan expire on the earlier of 10 years from the date of grant or three months after cessation of service as a director. Options granted under the plan have an exercise price equal to the fair market value of a share of our common stock on the date of grant. Options granted under the plan vest over a period of four years, with 25% of the options vesting on each anniversary of the grant date, beginning one year from the date of grant. Restricted stock awards granted under the plan vest over a period of five years, with 20% of the shares granted under the award vesting on each anniversary of the grant date, beginning one year from the date of grant. Upon any change of control, or if we or affiliates of Hicks Muse enter into any agreement providing for our change of control, the compensation committee may declare that any restrictions applicable to a stock award may lapse and any or all outstanding options shall vest and become immediately exercisable. Thereafter, the options will be subject to the terms of the transaction effecting the change of control.
      The following table summarizes the cash fees and stock grants in lieu of cash each current non-employee director received in 2005 for services rendered as a director:

	2005

Directors:	Cash	Stock

William S. Banowsky, Jr.	$93,695	0
Peter S. Brodsky	48,195	0
Royal W. Carson, III	79,195	0
Dr. William H. Cunningham	59,195	$33,000	(1)
Randall S. Fojtasek	73,195	0
Wilma H. Jordan	95,195	0

(1)	Represents the fair market value of the stock grants in lieu of cash on the date of grant.
      The cash payments in the table above include the $26,195 Additional Cash Payment made to each director in lieu of the intended grants under the Amended and Restated 2002 Non-Employee Director Stock Plan, as more fully described above.
      On December 22, 2005, each of the directors listed in the table below exchanged stock options for shares of restricted class A common stock. Each of the participants received one share of restricted class A common stock in exchange for each option to purchase three shares of class A common stock so exchanged. The Board of Directors and compensation committee approved the option exchange for compensation purposes and to maintain a competitive position in attracting and retaining key personnel and directors. On the effective date of the exchange, the average of the high and low sale prices of our class A common stock as reported by the New York Stock Exchange was $11.40.

      The following table sets forth information regarding the options exchanged by each of these directors:

				Number of Shares of
		Number of Shares of		Restricted Class A
		Class A Common	Exercise Price	Common Stock
		Stock Underlying	of Options	Received upon
Name	Date	Options Exchanged	Exchanged	Exchange

William S. Banowsky, Jr.	12/22/05	4,000	$20.25	1,333
		10,000	$22.00	3,333
		4,000	$23.20	1,333
Royal W. Carson, III	12/22/05	4,000	$20.25	1,333
		10,000	$22.00	3,333
		4,000	$23.20	1,333
		5,952	$26.25	1,984
Dr. William H. Cunningham	12/22/05	4,000	$20.25	1,333
		10,000	$22.00	3,333
		4,000	$23.20	1,333
Randall S. Fojtasek	12/22/05	4,000	$20.25	1,333
		10,000	$22.00	3,333
		4,000	$23.20	1,333
		5,952	$26.25	1,984
Wilma H. Jordan	12/22/05	4,000	$20.25	1,333
		10,000	$22.00	3,333
		4,000	$23.20	1,333
Executive Officers
      The executive officers of the Company are:

Name	Age	Position

Gary R. Chapman	62	Chairman, President and Chief Executive Officer
Vincent L. Sadusky	40	Vice President, Chief Financial Officer and Treasurer
Gregory M. Schmidt	56	Vice President of New Development, General Counsel and Secretary
Denise M. Parent	42	Vice President and Deputy General Counsel
John S. Viall	62	Vice President of Engineering and Operations
Peter E. Maloney	51	Vice President of Benefits and Special Projects
William A. Cunningham	48	Vice President and Controller
      The following information describes the executive officers of the Company who are not also members of the Board of Directors.
      Vincent L. Sadusky has been Vice President, Chief Financial Officer and Treasurer since August 2004. From 1999 until August 2004, Mr. Sadusky was Chief Financial Officer and Treasurer of Telemundo Communications Group, Inc., where he worked for over ten years. Prior to joining Telemundo Communications, he was an Audit Manager with Ernst & Young, LLP.
      Gregory M. Schmidt has been Vice President of New Development, General Counsel and Secretary since March 1995. From 1985 to 1995, he was a partner at Covington & Burling, a Washington D.C. law firm with a high-profile presence in regulatory and communications law.
      Denise M. Parent has been Vice President and Deputy General Counsel since March 1997. From 1993 to 1997, Ms. Parent was employed by The Providence Journal Company as Senior Corporate Counsel. Prior to 1993, Ms. Parent was employed by Adler, Pollock & Sheehan, Incorporated, a law firm in Providence, Rhode Island.

      John S. Viall has served as Vice President, Engineering and Operations since January 2003. From 2000 to 2003, Mr. Viall was Corporate Director of Digital Television Operations for Viacom/ CBS. From 1996 to 2000, Mr. Viall was Corporate Director of Digital Television Operations for Viacom/ Paramount Pictures.
      Peter E. Maloney has served as Vice President of Benefits and Special Projects since March 2005. From January 1995 to February 2005, Mr. Maloney was Vice President of Finance, from June 1990 to December 1994, he was Vice President of Taxation, and from January 1983 to June 1990, he was Director of Taxation and Financial Planning.
      William A. Cunningham has been Vice President and Controller since November 2000, having served as Controller since July 1998. From 1987 to 1994, Mr. Cunningham was employed by Fox Television as Vice President, Finance, and from 1994 to 1996, he was employed by SF Broadcasting, LLC, a joint venture of Fox Television and Savoy Pictures, as Senior Vice President and Chief Financial Officer.
EXECUTIVE COMPENSATION
Summary Compensation Table
      The following table sets forth the annual and long-term compensation earned in each of the last three fiscal years by our Chief Executive Officer and four other most highly compensated executive officers for the year ended December 31, 2005 who were serving as executive officers as of December 31, 2005 (collectively, the “named executive officers”):

				Long-Term Compensation

		Annual Compensation		Awards

				Securities
				Underlying	Restricted	All Other
				Options/SARs	Stock	Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	(#)	Awards(1)(#)	($)

Gary R. Chapman	2005	$800,000	$200,000	78,833	271,614	$43,091	(2)
Chairman, President	2004	636,540	800,000	250,000	—	43,286	(3)
and Chief Executive Officer	2003	618,000	740,000	100,000	—	42,176	(4)

Vincent L. Sadusky†	2005	386,000	197,000	26,667	82,922	1,177	(5)
Vice President, Chief Financial	2004	134,135	240,000	60,000	—	1,138	(6)
Officer and Treasurer	2003	—	—	—	—	—

Gregory M. Schmidt	2005	388,000	193,000	25,000	37,778	5,850	(7)
Vice President of	2004	377,000	184,000	65,000	—	6,260	(8)
New Development, General	2003	366,000	175,000	30,000	—	6,387	(9)
Counsel and Secretary

Denise M. Parent	2005	222,789	130,000	18,333	50,890	1,177	(10)
Vice President and	2004	216,300	115,000	43,750	—	1,159	(11)
Deputy General Counsel	2003	210,000	105,000	18,750	—	1,143	(12)

John S. Viall	2005	223,000	130,000	18,333	44,555	1,177	(10)
Vice President Engineering	2004	216,000	116,000	43,750	—	1,159	(11)
and Operations	2003	210,000	110,000	18,750	—	1,143	(12)

†	Mr. Sadusky commenced employment with the Company in August 2004. Mr. Sadusky’s annual salary during the period of his employment in 2004 was $375,000.

(1)	Includes restricted stock grants made during 2005. In addition, in December 2005, each of Messrs. Chapman, Sadusky, Schmidt, Ms. Parent and Mr. Viall agreed to exchange stock options held by them for shares of restricted class A common stock. Each received one share of restricted class A common stock in exchange for each option to purchase three shares of class A common stock so exchanged. See the table under the heading “Ten Year Option Repricings” included elsewhere in this Proxy Statement. We are unable to assess the value of the consideration paid by Messrs. Chapman, Sadusky, Schmidt, Ms. Parent and Mr. Viall for the shares of restricted stock.

(2)	Includes $15,175 of executive life insurance and $27,916 of executive disability insurance. Does not include earnings of $164,276, $202,378, and $260,312 resulting from the investment of deferred compensation in 2005, 2004, and 2003, respectively. Salary deferrals are invested in various mutual funds, and the Company does not assume any investment risk with respect to the manner in which such deferred amounts are invested. The earnings on Mr. Chapman’s deferred compensation were not in excess of 120% of the long-term applicable federal rate.

(3)	Includes $13,666 of executive life insurance and $7,669 of executive disability insurance.

(4)	Includes $12,159 of executive life insurance and $30,017 of executive disability insurance.

(5)	Includes $547 of executive life insurance and $5,303 of executive disability insurance.

(6)	Includes $128 of executive life insurance and $1,010 of executive disability insurance.

(7)	Includes $547 of executive life insurance and $5,303 of executive disability insurance. Does not include earnings of 7,952, $12,046, and $35,801 resulting from the investment of deferred compensation in 2005, 2004 and 2003, respectively. Earnings on deferred compensation in excess of 120% of the long-term applicable federal rate were $24,670 and $7 for 2003 and 2004, respectively. Salary deferrals are invested in various mutual funds, and the Company does not assume any investment risk with respect to the manner in which such deferred amounts are invested.

(8)	Includes $957 of executive life insurance and $5,303 of executive disability insurance.

(9)	Includes $1,084 of executive life insurance and $5,303 of executive disability insurance.

(10)	Includes $547 of executive life insurance and $630 of executive disability insurance.

(11)	Includes $576 of executive life insurance and $583 of executive disability insurance.

(12)	Includes $576 of executive life insurance and $567 of executive disability insurance.
Options Grants During Fiscal Year 2005
      The following table sets forth information concerning stock option grants made to each of the named executive officers during the fiscal year ended December 31, 2005:

	Individual Grants				Potential Realizable
					Value at Assumed Annual
	Number of	Percent of Total			Rates of Stock Price
	Securities	Options/SARs			Appreciation for Option
	Underlying	Granted to			Term(3)
	Options/SARs	Employees in	Exercise Price
	Granted(1)	Fiscal Year	Per Share(2)	Expiration Date	5%	10%

Gary R. Chapman	78,333	17.1%	$13.8550	7/1/2016	$682,542	1,729,695
Vincent L. Sadusky	26,667	5.8	13.8550	7/1/2016	232,359	588,842
Gregory M. Schmidt	25,000	5.5	13.8550	7/1/2016	217,833	552,033
Denise M. Parent	18,333	4.0	13.8550	7/1/2016	159,742	404,817
John S. Viall	18,333	4.0	13.8550	7/1/2016	159,742	404,817

(1)	Options were granted under the Amended and Restated 2002 Stock Plan. The non-qualified options granted pursuant to the plan generally are not exercisable until one year after their grant, vest over the span of four years, with 25% vesting on each anniversary of the grant, and expire 10 years from the date of grant.

(2)	Options are granted at an exercise price equal to the average of the high and low sale prices of our common stock, as reported on the New York Stock Exchange, on the date of grant.

(3)	The potential realizable value is calculated based on the term of the stock option at the time of grant. Stock price appreciation of 5% and 10% is assumed pursuant to rules promulgated by the Securities and Exchange Commission (the “SEC”) and does not represent our prediction of our stock price performance. The potential realizable values at 5% and 10% appreciation are calculated by assuming that the exercise price on the date of grant appreciates at the indicated rate for the entire term of the stock option and that the stock option is exercised at the exercise price and sold on the last day of its term at the appreciated price.

Ten Year Option Repricings
      The following table sets forth information regarding options held by our named executive officers that were exchanged for shares of restricted class A common stock pursuant to the December 2005 option exchange described below. Each of the participants received one share of restricted class A common stock in exchange for each option to purchase three shares of class A common stock so exchanged. Each share received is subject to a new five-year vesting schedule, vesting 20 percent per year, even if the options surrendered were fully or partially vested. Our Board of Directors and compensation committee approved the option exchange for compensation purposes and to maintain a competitive position in attracting and retaining key personnel and directors.

						Length of
		Number of				Original
		Securities	Market price	Exercise Price		Option Term
		Underlying	of Stock at	of Option at		Remaining at
		Options	Time of	Time of		Date of
		Repriced or	Repricing or	Repricing or	New Exercise	Repricing or
Name	Date	Amended	Amendment(1)	Amendment	Price ($)(2)	Amendment

Gary R. Chapman	12/22/05	120,675	$11.40	$21.00	—	2.8
		187,500	11.40	22.00	—	6.4
		100,000	11.40	22.75	—	8.2
		50,000	11.40	23.365	—	8.1
		100,000	11.40	23.60	—	7.4
		100,000	11.40	23.365	—	8.1
Vincent L. Sadusky	12/22/05	60,000	11.40	19.995	—	8.7
Gregory M. Schmidt	12/22/05	40,000	11.40	21.00	—	2.8
		3,976	11.40	21.00	—	2.8
		30,000	11.40	22.75	—	8.2
		30,000	11.40	23.60	—	7.4
		35,000	11.40	23.365	—	8.1
		60,000	11.40	22.00	—	6.4
Denise M. Parent	12/22/05	8,929	11.40	21.00	—	2.2
		9,814	11.40	21.00	—	2.8
		18,750	11.40	22.75	—	8.2
		4,762	11.40	21.00	—	3.0
		25,000	11.40	23.365	—	8.1
		18,750	11.40	23.60	—	7.4
		30,000	11.40	22.00	—	6.4
John S. Viall	12/22/05	25,000	11.40	23.365	—	8.1
		37,500	11.40	24.26	—	7.1
		18,750	11.40	23.60	—	7.4
		18,750	11.40	22.75	—	8.2

(1)	Based on the average of the high and low sale prices of our class A common stock on December 22, 2005 as reported by the New York Stock Exchange.

(2)	There is no exercise price associated with the restricted stock grants.

Options Exercised During Fiscal Year 2005 and Fiscal Year-End Option/ SAR Values
      The following table sets forth information concerning the number and value of unexercised options held by the named executive officers at December 31, 2005, individual exercises of options during the year ended December 31, 2005, and the number and value of options held by such named executed officer at December 31, 2005 based on a fair market value of our common stock of $11.15 on such date.
Aggregate Exercises During the 2005 Fiscal Year and Fiscal Year-End Option Values/ SAR Values

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-The-Money
			Options/SARs at		Options/SAR’s at
	Shares		December 31, 2005		December 31, 2005(3)
	Acquired	Value
Name	on Exercise(1)	Realized ($)	Exercisable	Unexercisable(2)	Exercisable	Unexercisable(2)

Gary R. Chapman	52,988	$813,754	285,516	456,072	168,035	$1,329,341
Vincent L. Sadusky	0	0	0	26,667	0	0
Gregory M. Schmidt	31,523	485,412	56,434	25,000	0	0
Denise M. Parent	0	0	0	18,333	0	0
John S. Viall	0	0	0	18,333	0	0

(1)	Shares were acquired upon exercise of phantom stock units, which were paid at our election in shares of class A common stock.

(2)	Includes shares of class A common stock issuable upon future exercises of phantom stock, which may be paid at our election in stock or cash, and shares of class A common stock issuable upon future exercises of options.

(3)	Based on the average of the high and low sale price of our class A common stock on December 31, 2005 ($11.15), as reported by the New York Stock Exchange on such date, less the option exercise price.
Retirement Plans
      Participants in our tax qualified pension plan participate in either a cash balance benefit plan or a traditional average final-pay plan and may also receive benefits under our supplemental benefit retirement plan. Mr. Chapman participates in the traditional average final-pay plan; Mr. Sadusky, Mr. Schmidt, Ms. Parent and Mr. Viall participate in the cash balance plan. The Internal Revenue Code of 1986, as amended (the “Code”), places certain maximum limitations upon the annual benefits payable under all qualified plans of an employer to any one individual. As permitted by the Employee Retirement Income Security Act of 1974, as amended, our supplemental benefit retirement plan is a non-qualified plan designed to provide for the payment by us of the difference, if any, between the amount of such maximum limitations and the annual benefit that would be payable under the pension plan (including the cash balance benefit plan and traditional average final-pay benefit plan), but for such limitations.
      Under the cash balance benefit plan, each year we contribute to each participating employee’s cash balance account an amount equal to 5% of such employee’s compensation. For this purpose, compensation includes base pay, overtime pay, other wage premium pay and annual incentive bonuses. Pension benefits vest after five years of service. Cash balance plan accounts earn annual interest at a rate equal to the interest rate for five-year U.S. Treasury Bills plus 25 basis points (the interest rate is reset annually at the Treasury rate during the November preceding each plan year). The estimated annual retirement benefits payable under the cash balance plan and our supplemental benefit retirement plan as an annuity for life upon normal retirement assuming Mr. Sadusky, Mr. Schmidt, Ms. Parent, and Mr. Viall remain employed by us at their current level of compensation until age 65 is $148,000, $95,000, $52,000, and $11,000 , respectively.

      Under the traditional average final-pay benefit plan, benefits are computed by multiplying (i) 1.50% of the average of the employee’s three highest years of annual compensation times (ii) the employee’s number of years of credited service, up to a maximum of 32 years. Average annual compensation excludes option gains and benefits or payments received under any other benefit plan. Each named executive officer’s salary and bonus for the current year is set forth above in the Annual Compensation column of the Summary Compensation Table. The years of service for Mr. Chapman, who is the only named executive officer participating in the average final-pay plan, as of December 31, 2005, is 17 years.
      The following table sets forth the estimated annual retirement benefits payable under our pension plan and our supplemental benefit retirement plan as an annuity for life upon normal retirement for specified compensation and years of credited service classifications, assuming retirement at age 65 on December 31, 2005. Benefits are not subject to reduction for Social Security or other offset amounts.

	Years of Service

Three-Year Average Compensation	10	15	20	25	30

100,000	15,000	22,500	30,000	37,500	45,000
200,000	30,000	45,000	60,000	75,000	90,000
300,000	45,000	67,500	90,000	112,500	135,000
500,000	75,000	112,500	150,000	187,500	225,000
750,000	112,500	168,750	225,000	281,250	337,500
1,000,000	150,000	225,000	300,000	375,000	450,000
1,250,000	187,500	281,250	375,000	468,750	562,500
1,500,000	225,000	337,500	450,000	562,500	675,000
2,000,000	300,000	450,000	600,000	750,000	900,000
Employment Agreements
      Employment agreement with Chief Executive Officer. We amended and restated the employment agreement with Gary R. Chapman effective July 1, 2005. This agreement expires on December 31, 2007 and will renew automatically for one year periods unless a 60 day notice of nonrenewal is given. Mr. Chapman’s annual base salary will be no less than $800,000, and his annual target bonus will be $800,000, subject to adjustment by the compensation committee based upon various factors, including performance. The compensation committee has set Mr. Chapman’s annual base salary for 2006 at $800,000 and his annual target bonus for 2006 at $800,000.
      The agreement may be terminated by either party with or without cause at any time upon 30 days’ written notice, or upon death or total disability. If we terminate Mr. Chapman’s employment without cause or if Mr. Chapman terminates his employment with good reason, Mr. Chapman will receive three years of salary and an additional sum of three times the bonus compensation paid to Mr. Chapman with respect to the last completed fiscal year, as well as any accrued unpaid salary. Mr. Chapman has agreed not to compete for one year after his termination within any designated market area in which a station we own or operate or to which we provide substantial services is located, or in which any station we have an agreement to acquire, are negotiating to acquire, or are studying the feasibility of acquiring, is located. In the event that Mr. Chapman competes with us within a year following such termination, his termination payment will be reduced to one year’s salary and an additional sum of $800,000 in lieu of a bonus, as well as any accrued unpaid salary. If termination occurs because of expiration of the term of the agreement, Mr. Chapman will receive one year of salary as well as any accrued unpaid salary. If Mr. Chapman terminates his employment following our change in control, he has agreed to remain employed at our request for 30 days and will receive compensation according to his severance compensation agreement. If Mr. Chapman is terminated without cause or if he terminates his employment with good reason, all of his options will become immediately exercisable and all of his restricted stock will become vested.
      Severance Compensation Arrangements. We have entered into severance compensation agreements with Messrs. Chapman, and Schmidt and Ms. Parent. Under these agreements, if we terminate any such employee’s employment other than for cause, the employee will be entitled to severance benefits in addition to any compensation otherwise payable to the employee. The severance benefits include a lump sum payment designed to provide the equivalent to the sum of:

•	an amount equal to three times the employee’s annual base salary on the date of termination, as defined in the severance compensation agreements;

•	an amount equal to three times the bonus compensation paid to the employee with respect to the last complete fiscal year; and

•	the present value as of the date of termination, of the sum of all benefits that have accrued to the employee but have not vested under our retirement plan as of the date of termination and all additional benefits that would have accrued to the employee under the retirement plan if the employee had continued to be employed by us for an additional 12 months on the same terms under which the employee was employed on the date of termination.
      In addition to such cash payments, the employee is entitled to life, health, and disability and accident insurance benefits substantially similar to those that the employee was receiving prior to the notice of termination, as defined in the severance compensation agreements, for a period of three years.
      Change of Control Arrangements. We have entered into change of control severance agreements with Messrs. Sadusky and Viall. Under these agreements, following a change of control, as defined in such agreements, if we terminate any such employee’s employment other than for cause within the three-year period following the change of control, the employee will be entitled to severance benefits in addition to any compensation otherwise payable to the employee. The severance benefits include a lump sum payment designed to provide the equivalent to the sum of:

•	an amount equal to three times the employee’s annual base salary on the date of termination, as defined in the change of control agreements;

•	an amount equal to three times the bonus compensation paid to the employee with respect to the last complete fiscal year; and

•	the present value as of the date of termination, of the sum of all benefits that have accrued to the employee but have not vested under our retirement plan as of the date of termination and all additional benefits that would have accrued to the employee under the retirement plan if the employee had continued to be employed by us for an additional 12 months on the same terms under which the employee was employed on the date of termination.
      In addition to such cash payments, the employee is entitled to life, health, and disability and accident insurance benefits substantially similar to those that the employee was receiving prior to the notice of termination, as defined in the change of control agreements, for a period of three years.
Report of the Compensation Committee of the Board of Directors
      Introduction. This report is submitted by the compensation committee. The purpose of the compensation committee is to discharge the responsibilities of the Board of Directors relating to compensation of our executive officers, including approval of salary and other compensation policies and remuneration arrangements, as well as administering our equity-based compensation plans for employees.
      Compensation Philosophy. The compensation committee’s policy with respect to executive officer compensation is to establish base salaries and annual incentive bonus opportunities and to grant equity-based incentives such as stock options and restricted stock which, in the judgment of the compensation committee, enable us to attract, retain and reward key management personnel who possess the abilities and experience necessary to implement our objectives and to create incentives for high levels of individual performance, consistent with the attainment of the financial goals and the best interests of the Company. The compensation committee also recognizes that such compensation and incentives must be at a level that is competitive with those provided to executives holding comparable positions in the broadcast industry.
      We base our compensation policies on the belief that our employees, including our executive officers, are largely responsible for our success. In administering our compensation policies, the compensation committee sets various objectives and rewards employees for their contributions that positively affect the overall success of the Company by providing leadership, strategic planning and development and involvement in the industry. In addition to rewarding employees for current or past contributions, it is also recognized by the compensation committee that we must provide long-term incentives that are sufficient to motivate the Company’s executive officers to remain with us over time and to manage the Company for long-term growth. Such long-term incentives, in the form of non-qualified or incentive stock options and restricted stock grants, also help to align the interests of the executive officers with those of the stockholders. Additionally, the compensation committee provides incentives for executives to achieve corporate and individual performance goals, thus ensuring that compensation levels are properly aligned with our business strategy and operating performance.
      Components of the Compensation Program. We compensated our executive officers during 2005 through a combination of base salaries, year-end cash bonuses, stock option grants and restricted stock awards. A key component of our compensation package are grants of stock options and restricted stock which provide a significant long-term incentive for executive officers not only to remain with us over time but to manage the Company for long-term growth, thereby aligning their interests with those of our stockholders.
      Base salaries are set by evaluating such variables as the employee’s relative responsibilities, expertise, past year’s compensation and past year’s performance. Base salaries are also set so as to be competitive in the industry and to attract and retain key personnel. The performance of eligible executives is also rewarded through annual bonuses. Year-end bonuses are determined by the compensation committee after considering factors including our overall revenue growth, broadcast cash flow and audience ratings for such year. The compensation committee evaluates each executive’s performance by reviewing his or her contribution to the long-term health and growth of the Company. Factors used by the compensation committee in determining stock option grants and restricted stock awards relate to our financial performance and include revenue growth, broadcast cash flow, audience ratings for such year and the contributions of each executive officer to such results. No fixed weighting or formula is applied to corporate performance versus individual performance in determining stock option and restricted stock awards. We do not have a target equity ownership level for our officers; however, we encourage such ownership for our employees in general. During 2005, we suggested to Mr. Chapman that it would be desirable that he accumulate over time $1,000,000 in our equity, excluding the value of options, phantom stock and unvested restricted stock. As of December 31, 2005, the value of Mr. Chapman’s holdings of such equity exceeded $900,000.
      Option Exchange. In December 2005, each of Messrs. Chapman, Sadusky, Schmidt, Ms. Parent and Mr. Viall agreed to exchange stock options held by them for shares of restricted class A common stock. Each of the participants received one share of restricted class A common stock in exchange for each option to purchase three shares of class A common stock so exchanged. See the table under the heading “Ten Year Option Repricings” included elsewhere in this Proxy Statement.
      The compensation committee approved the option exchanges for Messrs. Chapman, Sadusky, Schmidt, Ms. Parent and Mr. Viall because we believe that having executive officers with equity incentives, the value of which increases over time, creates performance incentives and helps us retain valuable employees, and that options having exercise prices significantly above the market price of the class A common stock do not continue to serve their function of creating performance or retention incentives. Messrs. Chapman, Sadusky, Schmidt, Ms. Parent and Mr. Viall surrendered stock options to purchase an aggregate of 1,133,156 shares of class A common stock with exercise prices ranging from $20.00 to $24.26 per share, significantly above the market price of our common stock, for an aggregate of 377,719 shares of restricted class A common stock. On the effective date of the exchange, the average of the high and low sale prices of our class A common stock as reported by the New York Stock Exchange was $11.40. Accordingly, we believe that the option exchange program was an appropriate mechanism to create performance incentives and retain these executives.
      Chief Executive Officer Compensation. Base salary and year-end bonus for Mr. Chapman, our Chief Executive Officer, is tied to both the foregoing financial performance factors and to certain subjective factors determined by the compensation committee. For the year 2005, Mr. Chapman received a base salary of $800,000 and a bonus of $200,000. Mr. Chapman’s base salary was increased for 2005 as a result of a peer review analysis conducted by a third party expert, which included some but not all of the companies listed on page 25. The compensation committee set a target bonus for Mr. Chapman at the beginning of 2005 based upon our achieving operating cash flow targets and certain subjective factors relating to Mr. Chapman’s performance, including providing leadership, oversight and direction to our management team, continuing to be a strong advocate of public policy that advances the interests of the Company and the broadcast industry and providing an ongoing, articulate and highly focused vision for the Company. The bonus awarded to Mr. Chapman was based on achievement in part of the Company’s cash flow targets and the subjective factors set forth above. In determining Mr. Chapman’s bonus amount, the compensation committee also took into consideration the performance of the Company’s stock price in 2005.
      Mr. Chapman was granted a non-qualified option to purchase 78,333 shares of class A common stock in July 2005 and a restricted stock award of 52,222 shares of class A common stock in September 2005, which grants were made by the compensation committee to reflect the significance of Mr. Chapman’s current and anticipated contribution to our overall performance, including the criteria discussed above. In addition, the compensation committee permitted Mr. Chapman to participate in the option exchange described above. Mr. Chapman exchanged options to purchase an aggregate of 658,175 shares of common stock with exercise prices ranging from $21.00 to $23.37 for 219,392 shares of restricted stock. On the effective date of the exchange, the average of the high and low sale prices of our class A common stock as reported by the New York Stock Exchange was $11.40. The compensation committee made option grants in July 2005 and restricted stock awards in September 2005 to our other executive officers to reflect the significance of each executive officer’s current and anticipated contribution to our overall performance, including the criteria discussed above. These officers also participated in the option exchange. See the table under the heading “Ten Year Option Repricings” included elsewhere in this proxy statement.
      Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Code generally disallows a tax deduction to a public company for compensation over $1 million paid to its Chief Executive Officer and four other most highly compensated executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. The compensation committee reviews the potential effect of Section 162(m) periodically and uses its judgment to authorize compensation payments that exceed the limit when the compensation committee believes such payments are appropriate and in the best interests of the Company and its stockholders, after taking into consideration changing business conditions and the performance of its employees. For example, the restricted stock grants described above may not be exempt from the limit, but for the business reasons described above, the compensation committee believed the grants were appropriate.

Compensation Committee of the Board of
Directors

Wilma H. Jordan
Royal W. Carson, III
Peter S. Brodsky
Compensation Committee Interlocks and Insider Participation
      None of the members of our compensation committee at any time has been one of our officers or employees. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or compensation committee.
Comparative Stock Performance Graph
      The following graph compares the cumulative total return of our class A common stock for the period from May 2, 2002, the date our class A common stock was first traded on the New York Stock Exchange, through December 31, 2005 with (i) the NYSE Composite Index and (ii) a peer index consisting of the following pure play television companies: ACME Communications, Inc., Granite Broadcasting Corporation, Gray Communications Systems, Inc., Hearst Argyle Television, Inc., Liberty Corp., Sinclair Broadcasting Group, Inc. and Young Broadcasting Inc. (the “Television Index”). The graph assumes the investment of $100 in our class A common stock and in each of such indices on May 2, 2002. The performance shown is not necessarily indicative of future performance. Liberty Corp., a constituent of the Television Index, is no longer in existence as a result of its acquisition by Raycom Media, Inc. in January 2006.

	5/2/02	12/31/02	12/31/03	12/31/04	12/31/05

LIN TV Corp. (TVL)	$100.00	$110.68	$117.32	$86.82	$50.64
NYSE Composite Index	100.00	81.30	105.11	117.89	126.08
Television Index	100.00	80.65	100.05	84.82	72.07
Certain Relationships and Related Transactions
      Financial Advisory Agreement. Prior to November 1, 2005, the Company had been party to an agreement with an affiliate of Hicks Muse, which provided for reimbursement of certain expenses to Hicks Muse incurred in connection with certain financial consulting services. The Company incurred fees under this arrangement of $16,000, $17,000 and $67,000 for the years ended December 31, 2005, 2004 and 2003, respectively. The Financial Advisory Agreement was terminated on November 1, 2005 at no cost to the Company.
      Centennial Cable of Puerto Rico. Centennial Cable of Puerto Rico, in which Hicks Muse has a substantial economic interest, provides the Company advertising and promotional services. The Company recorded barter revenue of $0.6 million and recorded barter expense of $0.6 million for the year ended

December 31, 2005 in connection with transactions with Centennial Cable of Puerto Rico. There was no activity in 2004 and 2003.
      Banks Broadcasting Inc. The Company provides Banks Broadcasting certain management, engineering and related services for a fixed fee. Hicks Muse has substantial economic interest in 21st Century Group, LLC, which owns 18% of Banks Broadcasting. Prior to the consolidation of Banks Broadcasting in accordance with FIN 46(R), the Company recognized approximately $50,000 in management fee income for the three months ended March 31, 2004 under the management services agreement.
PROPOSAL 2 — APPROVAL OF THE SECOND AMENDED AND
RESTATED 2002 NON-EMPLOYEE DIRECTOR STOCK PLAN
      A proposal will be presented at the Annual Meeting that the stockholders approve the Second Amended and Restated 2002 Non-Employee Director Stock Plan.
      It was the intention of the Board of Directors in 2005 to amend the annual equity grants to non-employee directors to provide for grants of options to purchase 3,000 shares of class A common stock and 2,000 shares of restricted class A common stock commencing as of the approval of such arrangements at the 2005 annual meeting of stockholders. Although the description of the Amended and Restated 2002 Non-Employee Director Stock Plan in the proxy statement for the 2005 annual meeting of shareholders accurately described the intended grants, due to a drafting error, the form of Amended and Restated 2002 Non-Employee Director Stock Plan submitted to stockholders for approval at the 2005 annual meeting of stockholders instead provided, pursuant to a formula contained in such form of plan, that the 2005 annual grant to non-employee directors would consist of options to purchase 1,333 shares of class A common Stock and 889 shares of restricted class A common stock.
      In 2005, the Board approved in addition to the annual retainer and option and restricted stock awards granted pursuant to the director compensation policies then in effect, an additional cash payment for service as a director in 2005 equal to $26,195 (the “Additional Cash Payment”). The Board also adopted a resolution recommending that each non-employee director use the proceeds of the Additional Cash Payment after the payment of applicable taxes to make an acquisition, subject to compliance with all applicable securities laws, of additional shares of class A common stock and to retain any shares of class A common stock so purchased until the date on which such shares of class A common stock would have vested had such shares of class A common stock been granted as a restricted stock award pursuant to the Amended and Restated 2002 Non-Employee Director Stock Plan.
      The Board of Directors believes that our future growth and profitability depend upon our ability to maintain a competitive position in attracting and retaining qualified directors and that appropriate equity awards are an important part of the compensation to be offered to directors. The Board of Directors determined that the plan be amended in order to correct the drafting error mentioned above. In addition, the Board of Directors also determined that the initial equity grants to be made to directors upon joining the Board should be modified from a grant of options to purchase 10,000 shares of class A common stock to a grant consisting of options to purchase 3,333 shares of class A common stock and 2,222 shares of restricted class A common stock. In order to make these modifications, on February 22, 2006, the Board of Directors adopted, subject to stockholder approval, the Second Amended and Restated 2002 Non-Employee Director Stock Plan. It is the intention of the Board of Directors to eliminate the Additional Cash Payment if the stockholders approve the Second Amended and Restated 2002 Non-Employee Director Stock Plan.
      The Second Amended and Restated 2002 Non-Employee Director Stock Plan provides that (i) upon a director’s initial election to the Board of Directors, the director shall receive an equity grant consisting of options to purchase 3,333 shares of common stock and 2,222 shares of restricted stock and (ii) annual equity grants to directors be increased to consist of options to purchase 3,000 shares of common stock and 2,000 shares of restricted stock. The number of shares of class A common stock reserved for issuance under Second Amended and Restated 2002 Non-Employee Director Stock Plan will remain at 400,000 shares.
      In order to attract and retain qualified directors, the Second Amended and Restated 2002 Non-Employee Director Stock Plan permits the exchange of existing options for new options or shares of restricted stock in such proportion and with such vesting criteria as the Board of Directors may determine.
      As of March 1, 2006, options to purchase 16,665 shares of our class A common stock and awards of 40,718 shares of our restricted class A common stock had been granted under the Amended and Restated 2002 Non-Employee Director Stock Plan.
Summary of the Second Amended and Restated 2002 Non-Employee Director Stock Plan
      The following is a brief summary of the Second Amended and Restated 2002 Non-Employee Director Stock Plan, a copy of which is attached as Appendix B to the electronic copy of the filing of this proxy statement with the Securities and Exchange Commission and may be accessed from the Securities and Exchange Commission’s Internet home page (www.sec.gov). In addition, a copy of the Second Amended and Restated 2002 Non-Employee Director Stock Plan may be obtained from our Corporate Secretary. The following summary is qualified in its entirety by reference to the Second Amended and Restated 2002 Non-Employee Director Stock Plan.
      Types of Awards. The plan permits us to issue non-qualified stock options and stock awards, including restricted stock awards, to our non-employee directors, which in the aggregate may not be exercisable for more than 400,000 shares of our class A common stock. The terms of these awards will be determined by the compensation committee of our Board of Directors. In this summary, options and stock awards are referred to collectively as awards.
      Non-statutory Stock Options. Non-qualified stock options granted pursuant to the plan generally will not be exercisable until one year after their grant, will vest in equal amounts over the span of four years and will expire 10 years from the date of grant. Outstanding options granted under the Second Amended and Restated 2002 Non-Employee Director Stock Plan may be exchanged for new stock options or restricted stock in such proportion and with such vesting criteria as the Board of Directors may determine.
      Stock Awards. The compensation committee of our Board of Directors will determine the terms of the stock awards. Stock awards granted under the Second Amended and Restated 2002 Non-Employee Director Stock Plan vest in equal amounts over five years.
      Eligibility to Receive Awards. Our seven non-employee directors are eligible to be granted awards under the plan. The plan provides for initial equity grants when a non-employee director is newly elected of options exercisable for 3,333 shares of our class A common stock and 2,222 shares of restricted class A common stock. Thereafter, the plan provides for annual grants of options and restricted stock awards to non-employee directors. Each annual grant will be for options exercisable for 3,000 shares of class A common stock and 2,000 shares of restricted class A common stock. A non-employee director is only eligible to receive an annual grant if such director has served as a director for at least six months prior to the date on which such grant is made.
      Stock Exchange Programs. The Second Amended and Restated 2002 Non-Employee Director Stock Plan permits stock exchange programs pursuant to which outstanding options may be exchanged for new stock options or restricted stock on such terms as the Board of Directors may determine.
      Administration. The plan will be administered by the Board of Directors. The Board of Directors has authority to prescribe, amend, modify and rescind rules and regulations relating to the plan, and to interpret the terms and conditions of the plan and make all determinations permitted or deemed necessary, appropriate or advisable for the administration of the plan. The Board of Directors may delegate its authority to the compensation committee.
      The Board of Directors is required to make appropriate adjustments in connection with the plan and any outstanding awards to reflect stock dividends, stock splits, reorganizations and certain other events.

Upon any change of control, as defined in the plan, or if we or affiliates of Hicks Muse enter into any agreement providing for our change of control, the Board of Directors may declare that any or all outstanding options shall vest and become immediately exercisable. Thereafter, the options will be subject to the terms of the transaction effecting the change of control. If any award expires or is terminated, surrendered, canceled or forfeited, the unused shares of class A common stock covered by such award will again be available for grant under the plan subject, however, to any limitations under the Code.
      Transferability of Awards. Except as otherwise expressly provided in an option agreement, stock options granted under the Second Amended and Restated 2002 Non-Employee Director Stock Plan are not assignable or transferable except by will or the laws of descent and distribution. The compensation committee may, on a case-by-case basis, permit a non-employee director to transfer a stock option, in whole or in part, during his or her lifetime to one or more immediate family members or to a trust established exclusively for one or more such family members.
      Amendment or Termination. No award may be made under the plan on or after May 1, 2012, but awards previously granted may extend beyond that date. The Board of Directors may at any time amend, modify, suspend or terminate the plan, provided that an amendment will not become effective without stockholder approval where the absence of such approval would cause the plan to fail to comply with any requirements of applicable law or regulation. No amendment, modification, suspension or termination of the plan may cause, without the consent of the holder, any previously granted awards to be forfeited or altered in a way that materially and adverse affects the holder.
      Federal Income Tax Consequences. The following is a summary of the United States federal income tax consequences that generally will arise with respect to awards granted under the Second Amended and Restated 2002 Non-Employee Director Stock Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below.
      Non-statutory Stock Options. A participant will not have income upon the grant of a non-statutory stock option. A participant will have compensation income upon the exercise of a non-statutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.
      Restricted Stock Awards. A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.
      Tax Consequences to the Company. There will be no tax consequences to the Company except that the Company will be entitled to a deduction when a participant has compensation income.
      The Board of Directors believes that the approval of the Second Amended and Restated 2002 Non-Employee Director Stock Plan is in the best interests of the Company and its stockholders and therefore recommends that the stockholders vote FOR this proposal.

PROPOSAL 3 — RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
      Subject to ratification by the stockholders, our Board of Directors has selected the firm of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006. PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since March 1998. If the stockholders do not ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm, the selection of such independent registered public accounting firm will be reconsidered by the audit committee.
      Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.
      The Board of Directors believes that the selection of PricewaterhouseCoopers LLP as independent registered public accounting firm for the fiscal year ending December 31, 2006 is in the best interests of the Company and its stockholders and therefore recommends that the stockholders vote FOR this proposal.
Independent Registered Public Accounting Firm Fees and Other Matters
      The aggregate fees billed for professional services rendered by PricewaterhouseCoopers LLP in the fiscal years ended December 31, 2005, and December 31, 2004, respectively, are as follows (in thousands):

	Year Ended
	December 31,

	2005	2004

Audit Fees	$1,251	$1,156
Audit-Related Fees	36	67
Tax Fees	—	—
All Other Fees	—	—

Total	$1,287	$1,223

      Items included under Audit Fees include professional services rendered by PricewaterhouseCoopers LLP for the audit of our annual financial statements included in our Form 10-K and review of financial statements included in our Forms 10-Q for the years ended December 31, 2005 and 2004.
      Items included under Audit-Related Fees include professional services rendered by PricewaterhouseCoopers LLP for assurance and related services that are reasonably related to the performance of the audit or review of the financial statements, and which are not included under Audit Fees, during the years ended December 31, 2005 and 2004.
      The audit committee pre-approves all services relating to PricewaterhouseCoopers LLP. No services were approved pursuant to the de minimis exception.
OTHER INFORMATION
Other Matters
      As of the date of this Proxy Statement, the Board of Directors does not intend to present any matter for action at the Annual Meeting other than as set forth in the Notice and Proxy Statement for the Annual Meeting. If any other matters properly come before the meeting, it is intended that the holders of the proxies will act in accordance with their best judgment.

Stockholders Proposals for the 2007 Annual Meeting
      Proposals of stockholders intended to be presented at the 2007 Annual Meeting pursuant to Rule 14a-8 promulgated under the Exchange must be received by us no later than the close of business on December 1, 2006 in order that they may be included in the proxy statement and form of proxy relating to that meeting. Proposals should be addressed to Gregory M. Schmidt, Secretary, LIN TV Corp., Four Richmond Square, Suite 200, Providence, Rhode Island 02906.
      In addition, our bylaws require that we be given advance notice of stockholder nominations for election to our Board of Directors and of other business that stockholders wish to present for action at an Annual Meeting of Stockholders (other than matters included in our proxy statement in accordance with Rule 14a-8). Such nominations and proposals for the 2007 Annual Meeting, other than those made by or on behalf of the Board of Directors, shall be made by notice in writing delivered or mailed by first class United States mail, postage prepaid, to the Secretary, and received no earlier than January 2, 2007 and no later than February 1, 2007, assuming that the 2007 Annual Meeting is to be held between April 2, 2007 and July 11, 2007, as we currently anticipate. In the event that the 2007 Annual Meeting is not held between April 2, 2007 and July 11, 2007, notice of stockholder nominees or proposals must be received no earlier than 120 days before the date of the 2007 Annual Meeting and no later than 90 days before the date of the 2007 Annual Meeting or the 10th day following our first public announcement of the date of such meeting, whichever is later. Our bylaws also require that such notice contain certain additional information. Copies of the bylaws can be obtained without charge from the Secretary.
Proxy Solicitation
      The cost of the solicitation of proxies will be borne by us. In addition to the solicitation of proxies by mail, certain of our officers and employees, without extra remuneration, may solicit proxies personally, by telephone, mail or facsimile. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.
Householding of Annual Meeting Materials
      Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in a stockholder’s household. We will promptly deliver a separate copy of either document to any stockholder upon written or oral request to LIN TV Corp., Four Richmond Square, Suite 200 Providence, Rhode Island 02906, Attention: Vincent L. Sadusky, Vice President, Chief Financial Officer and Treasurer; telephone (401) 454-2880. If any stockholder wants to receive separate copies of the annual report and proxy statement in the future, or if any stockholder is receiving multiple copies and would like to receive only one copy for his or her household, such stockholder should contact his or her bank, broker, or other nominee record holder, or such stockholder may contact us at the above address and phone number.

By Order of the Board of Directors,

Gregory M. Schmidt
Secretary
March 31, 2006

Appendix A
LIN TV CORP.
AUDIT COMMITTEE CHARTER
I.	Membership
A.	Number. The Company’s Audit Committee shall consist of at least three independent, financially literate members of the board of directors meeting the requirements set forth in Sections I.B. and I.C. below.

B.	Independence. Each member of the Audit Committee shall be “independent” as determined in accordance with the applicable rules of the New York Stock Exchange (the “Exchange”) and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

C.	Financial Literacy. Each member of the Audit Committee must be financially literate, as such qualification is interpreted by the Company’s board of directors in its business judgment, or must become financially literate within a reasonable period of time after his or her appointment to the Audit Committee. At least one member of the Audit Committee must have accounting or related financial management expertise, as the board of directors interprets such qualification in its business judgment. Unless otherwise determined by the board of directors (in which case disclosure of such determination shall be made in the Company’s SEC periodic reports), at least one member of the Audit Committee shall be an “audit committee financial expert” (as defined by applicable SEC rules).

D.	Chairman. Unless a Chairman is elected by the board of directors, the Audit Committee shall elect a Chairman by majority vote.

E.	Compensation. The compensation of Audit Committee members shall be as determined by the Company’s board of directors. No member of the Audit Committee may receive, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries, other than fees paid in his or her capacity as a member of the Board or a committee of the Board.

F.	Selection and Removal. Members of the Audit Committee shall be appointed by the board of directors, upon the recommendation of the Nominating and Corporate Governance Committee. Unless otherwise determined by the Company’s board of directors (in which case disclosure of such determination shall be made in the Company’s annual proxy statement), no member of the Audit Committee may serve on the audit committee of more than two other public companies.
II.	Responsibilities of the Audit Committee
     The purpose of the Audit Committee is to assist the board of directors’ oversight of the integrity of the Company’s financial statements and the Company’s compliance with legal and regulatory requirements, to directly oversee the outside auditor’s qualifications and independence and the performance of the company’s internal audit function and outside auditors and to prepare the report that SEC rules require be included in the Company’s annual proxy statement.
     The Audit Committee shall assist the board of directors in fulfilling its responsibilities to shareholders concerning the Company’s accounting and reporting practices, and shall facilitate open communication between the Audit Committee, board of directors, outside auditors, and management. The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company’s management and the outside auditor, in accordance with its business judgment. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements, for the appropriateness of the accounting principles and reporting policies that are used by the Company and for establishing and maintaining adequate internal control over financial reporting. The outside auditors are responsible for auditing the Company’s financial statements and the Company’s internal control over financial reporting and for reviewing the Company’s unaudited interim financial statements. The authority and responsibilities set forth herein do not reflect or create any duty or obligation of the Audit Committee to plan, conduct, oversee or determine the appropriate scope of any audit, or to determine that the Company’s financial statements are complete, accurate, fairly presented, or in accordance with Generally Accepted Accounting Principles or applicable law or to guarantee the outside auditor’s reports. In exercising its business judgment, the Audit Committee shall rely on the information and advice provided by the Company’s management and/or its outside auditor.
A.	Review of Charter. The Audit Committee shall review and reassess the adequacy of this charter at least annually.

B.	Selection of Auditors. The Audit Committee shall have the ultimate authority and responsibility to nominate the outside auditor to be proposed for shareholder approval in any proxy statement, and to select, evaluate, and (where appropriate) replace the outside auditor. In connection with the foregoing, the Audit Committee shall:
•	present the Audit Committee’s conclusions with respect to the outside auditors to the full board of directors;

•	review and evaluate the lead partner and other senior members of the outside auditors; and

•	take into account the opinions of management and the Company’s internal auditors.
C.	Auditors‘ Compensation. The Audit Committee shall be directly responsible for setting the compensation of the outside auditors. The Audit Committee is empowered, without further action by the board of directors, to cause the Company to pay the compensation of the outside auditors established by the Audit Committee.

D.	Preapproval of Services. The Audit Committee shall preapprove all auditing services, which may entail providing comfort letters in connection with securities underwritings, and all other services (other than de minimis non-audit services) that are permitted by the Sarbanes-Oxley Act and are to be provided to the Company by the outside auditors. De minimis non-audit services may instead be approved in accordance with applicable NYSE and SEC rules. The Audit Committee shall cause the Company to disclose in its SEC periodic reports the approval by the Audit Committee of any permitted non-audit services to be performed by the outside auditors.

E.	Independence of Auditors. At least annually, the Audit Committee shall assess the independent auditor’s independence. In connection with this assessment, the Audit Committee shall ensure that it receives from the outside auditor annually a formal written statement delineating all relationships between the auditor and the Company., including the disclosures required by Independence Standards Board Standard No. 1. The Audit Committee shall engage in an active dialogue with the outside auditor concerning any disclosed relationships or non-audit services that might impact the objectivity and independence of the auditor. The Audit Committee shall take, or recommend that the full board of directors take, appropriate action in response to the written statement and dialogue to satisfy itself of the outside auditor‘s independence. In connection with the foregoing, the Audit Committee shall:
•	confirm the regular rotation of the lead audit partner and reviewing partner as required by Section 203 of the Sarbanes-Oxley Act;

•	confirm that the Chief Executive Officer, Controller, Chief Financial Officer and Chief Accounting Officer (or other persons serving in similar capacities) were not employed by the outside auditors, or if employed, did not participate in any capacity in the audit of the Company, in each case, during the one-year period preceding the date of initiation of the audit, as required by Section 206 of the Sarbanes-Oxley Act;

•	establish policies regarding the hiring of employees or former employees of the Company’s outside auditors; and

•	annually consider whether, in order to assure continuing auditor independence, there should be regular rotation of the outside audit firm.
F.	Report Regarding the Auditors. At least annually, the Audit Committee shall obtain and review a report by the outside auditors describing:
•	the firm’s internal quality control procedures;

•	any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

At least annually, the Audit Committee shall also obtain and review a copy of the most recent report on the outside auditors issued by the Public Company Accounting Oversight Board pursuant to Section 104 of the Sarbanes-Oxley Act.
G.	Oversight of Auditors. The outside auditors shall report directly to the Audit Committee and the Audit Committee shall be directly responsible for oversight of the work of the outside auditors, including resolution of disagreements between Company management and the outside auditors regarding financial reporting. In connection with its oversight role, the Audit Committee shall, from time to time as appropriate:
•	obtain and review the reports required to be made by the outside auditors pursuant to paragraph (k) of Section 10A of the Exchange Act regarding:
•	critical accounting policies and practices;

•	alternative treatments of financial information within GAAP that have been discussed with Company management, including ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the outside auditors; and

•	other material written communications between the outside auditors and Company management, such as any management letter or schedule of unadjusted differences.
•	review with the outside auditors:
•	audit problems or difficulties the outside auditors encountered in the course of the audit work and management’s response, including any restrictions on the scope of the outside auditors’ activities or on access to requested information and any significant disagreements with management;

•	major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies;

•	analyses prepared by management and/or the outside auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and

•	the effect of regulatory and accounting initiatives, as well as any off-balance sheet structures, on the financial statements of the Company.
•	In connection with its oversight role, the Audit Committee should also review with the outside auditors, from time to time as appropriate:
•	significant risks and uncertainties with respect to the quality, accuracy or fairness of presentation of the Company’s financial statements;

•	recently disclosed problems with respect to the quality, accuracy or fairness of presentation of the financial statements of companies similarly situated to the Company and recommended actions which might be taken to prevent or mitigate the risk of problems at the Company arising from such matters;

•	any accounting adjustments that were noted or proposed by the auditors but were “passed” (as immaterial or otherwise);

•	any communications between the audit team and the audit firm‘s national office respecting auditing or accounting issues presented by the engagement;

•	accounting for unusual transactions; and

•	adjustments arising from audits that could have a significant impact on the Company’s financial reporting process.
H.	Audited Financial Statements. The Audit Committee shall meet to review and discuss with the Company’s management and outside auditor the Company’s audited financial statements, including reviewing the Company’s specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The Audit Committee shall discuss with the outside auditor the matters about which Statement on Auditing Standards No. 61 requires discussion. Based upon its discharge of its responsibilities set forth in Sections II.C. through this Section II.H. and any other information, discussion or communication that the Audit Committee in its business judgment deems relevant, the Audit Committee shall consider whether they will recommend to the board of directors that the Company’s audited financial statements be included in the Company’s annual reports on Forms 10-K.

I.	Audit Committee Report. The Audit Committee shall prepare for inclusion where necessary in a proxy or information statement of the Company relating to an annual meeting of security holders at which directors are to be elected (or special meeting or written consents in lieu of such meeting), the report described in Item 306 of Regulation S-K.

J.	Interim Financial Information. The Audit Committee shall meet to review and discuss interim financial information with the Company’s management and the outside auditor, including the Company’s specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” presented with the Company’s quarterly financial statements. The Audit Committee shall direct the outside auditor to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information and to discuss promptly with the Audit Committee and the Chief Financial Officer any matters identified in connection with the auditor’s review of interim financial information which are required to be discussed by Statement on Auditing Standards Nos. 61, 71 and 90. The Audit Committee shall direct management to advise the Audit Committee in the event that the Company proposes to disclose or file interim financial information prior to completion of review by the outside auditor.

K.	Earnings Release and Other Financial Information. The Audit Committee shall review and discuss the Company’s earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies. The Audit Committee may delegate review of routine press releases to the Chairman of the Audit Committee.

L.	Oversight of Internal Controls and Procedures. The Audit Committee shall coordinate the board of directors’ oversight of the Company’s internal control over financial reporting, the Company’s disclosure controls and procedures, the Company’s Code of Business Conduct and Ethics and risk assessment and risk management procedures. In connection with this oversight, the Audit Committee should:
•	receive and review the reports of the Chief Executive Officer and Chief Financial Officer required by Section 302 of the Sarbanes-Oxley Act and Rule 13a-14 of the Exchange Act;

•	review the reports on internal accounting controls contemplated by Sections 103 and 404 of the Sarbanes-Oxley Act;

•	obtain reports from management, the Company’s senior internal auditing executive and the outside auditors that the Company is in conformity with applicable legal requirements and the Company’s Code of Business Conduct and Ethics;

•	review reports and disclosures of insider and affiliated party transactions;

•	advise the board of directors with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Business Conduct and Ethics;

•	coordinate the board of directors’ oversight of the performance of the Company’s internal audit function by:
•	discussing with the outside auditors the internal audit function’s responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit;

•	reviewing the appointment and replacement of members of the internal audit function;

•	reviewing the reports to management prepared by the internal audit function and management’s responses; and

•	reviewing and approving the annual budget for the internal audit function; and
•	discuss the Company’ s policies with respect to risk assessment and risk management, including guidelines and policies to govern the process by which the Company’s exposure to risk is handled, and discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.
M.	Meetings. The Audit Committee shall periodically meet privately with: (i) the outside auditor; (ii) the Chief Financial Officer; (iii) the Controller; and (iv) the most senior person (if any) responsible for the internal audit activities of the Company. The Audit Committee shall report regularly to the board of directors and review with the full board of directors any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s outside auditors or the performance of the internal audit function. The Audit Committee may act by unanimous written consent in lieu of a meeting.

N.	Written Confirmation. The Audit Committee shall, after each change in the composition of the Audit Committee, and otherwise annually, request that the board of directors instruct the Company to prepare and provide to the Exchange written confirmation of: (i) any determination by the board of directors concerning the independence of the Audit Committee members; (ii) the financial literacy of the Audit Committee members; (iii) the determination by the board of directors that at least one member of the Audit Committee has accounting or related management experience; and (iv) the Audit Committee’s annual review of this Charter.

O.	Independent Advisors. The Audit Committee shall have the authority to retain such outside counsel, experts and other advisors as it determines appropriate to assist in the full performance of its functions and to conduct or authorize investigations into any matters within the scope of its responsibilities. The Audit Committee is empowered, without further action of the board of directors, to cause the Company to pay the compensation of such advisors.

P.	Reporting Obligations. The Audit Committee shall at least annually inform the outside auditor, the Chief Financial Officer, the Controller, and the most senior other person, if any, responsible for the internal audit activities, that they should promptly contact the Audit Committee or its Chairman about any significant issue or disagreement concerning the Company’s accounting practices or financial statements that is not resolved to their satisfaction. Where such communications are made to the Chairman, he or she shall confer with the outside auditor concerning any such communications, and shall notify the other members of the Audit Committee of any communications which the outside auditor or the Chairman in the exercise of his or her business judgment believes should be considered by the Audit Committee prior to its next scheduled meeting. The Audit Committee shall also establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

Q.	Annual Self-Evaluation. At least annually, the Audit Committee shall evaluate its own performance.
Approved February 22, 2006

Appendix B
LIN TV CORP.
SECOND AMENDED AND RESTATED
2002 NON-EMPLOYEE DIRECTOR
STOCK PLAN
EFFECTIVE AS OF MAY 2, 2006

LIN TV CORP.
SECOND AMENDED AND RESTATED
2002 NON-EMPLOYEE DIRECTOR STOCK PLAN
1. PURPOSE
The purpose of the LIN TV Corp. Second Amended and Restated 2002 Non-Employee Director Stock Plan (“Plan”) is to attract highly qualified individuals who are not current employees of LIN TV Corp. (the “Company”) to serve as members of the Board of Directors of the Company and to enable such individuals to increase their ownership in the Company’s Class A common stock, par value $.01 per share (the “Common Stock”). Capitalized terms in the Plan or in any agreement evidencing an award granted under the Plan shall have the meaning assigned to such terms in the Plan, except to the extent the context requires a different construction. In any necessary construction of the Plan, the masculine shall include the feminine and the singular shall include the plural and vice versa.
2. ADMINISTRATION
     (a) Committee. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (“Board of Directors”) or by any other committee appointed by the Board of Directors of the Company to administer the Plan (the “Committee”); provided that the Board of Directors shall act as the Committee if no such committee is appointed by the Board of Directors; further provided that, the entire Board of Directors may act as the Committee if it chooses to do so. The number of individuals that shall constitute the Committee shall be determined from time to time by a majority of all the members of the Board of Directors, and, unless that majority of the Board of Directors determines otherwise, shall consist of not less than two (2) members who shall be “non-employee directors” within the meaning of Rule 16b-3(b)(3) (or any successor rule) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
     (b) Authority. The Committee shall have full and final authority, subject to the terms of the Plan:
          (i) to establish such rules and regulations as it deems necessary for the proper administration of the Plan;
          (ii) to make all determinations permitted or deemed necessary, appropriate, or advisable for the administration of the Plan;
          (iii) to interpret the terms and conditions of the Plan and any agreement evidencing an award granted under the Plan; and

          (iv) to perform all other acts, exercise all other powers, and establish any other procedures determined by the Committee to be necessary, appropriate, advisable, in its sole discretion, for the administration of the Plan or for the conduct of the Committee’s business.
All determinations and interpretations made by the Committee with respect to the Plan or an award granted under the Plan shall be binding and conclusive on all individuals and their legal representatives.
     (c) Indemnification. No member of the Committee and no employee of the Company shall be liable for any act or failure to act hereunder, except in circumstances involving such director’s bad faith, gross negligence or willful misconduct, or for any act or failure to act hereunder by any other member or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated. The Company shall indemnify members of the Committee and any agent of the Committee who is an employee of the Company against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan, except in circumstances involving such person’s bad faith, gross negligence or willful misconduct.
     (d) Delegation and Advisers. The Committee may delegate to one or more of its members, or to one or more agents, such administrative duties as it may deem advisable, and the Committee, or any person to whom it has delegated duties as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company.
3. ELIGIBILITY
Each active member of the Company’s Board of Directors who is not a current employee of the Company and who is not eligible to participate in the LIN TV Corp. Amended and Restated 2002 Stock Plan (including any successor thereto), shall be eligible to participate in the Plan (“Eligible Non-Employee Director”). An Eligible Non-Employee Director shall become a participant in the Plan (“Participant”) upon such director’s execution of an Option Agreement (as defined in Section 4(a) herein) or a Stock Award Agreement (as defined in Section 4(b) herein).
4. AWARDS
     (a) The Plan provides for the grant of rights to purchase shares of Common Stock (“Stock Options”) in accordance with the terms described herein and subject to the terms of the written agreement executed by the Company and the Participant evidencing the grant of such Stock Option (“Option Agreement”). Stock Options granted under the Plan shall be designated as non-qualified stock options.
     (b) The Plan provides for the grant of awards with respect to shares of Common Stock (“Stock Awards”), as described in Section 7 herein. Each Stock Award shall be subject to the terms of the Plan and the written agreement executed by the Company and the Participant evidencing the grant of such Stock Award (“Stock Award Agreement”).
     (c) Any Stock Option or Stock Award granted to a member of the Committee shall be approved by the Board of Directors, and no member of the Committee may approve the grant of a Stock Option or Stock Award to himself. Eligibility to participate in the Plan shall not entitle an Eligible Non-Employee Director to receive a Stock Option or Stock Award prior to the date such Stock Option or Stock Award is granted under the Plan. The granting of any Stock Option or Stock Award under the Plan shall not be deemed to either entitle a Participant to receive or to disqualify a Participant from receiving any other Stock Option or Stock Award under the Plan.
5. COMMON STOCK RESERVED UNDER THE PLAN
     (a) Basic Limitations. The aggregate number of shares of Common Stock that may be subject to Stock Options or Stock Awards granted under the Plan shall be 400,000 shares of Common Stock, which may be authorized and unissued or treasury shares, subject to any adjustments made in accordance with Section 8 hereof.
     (b) Additional Shares. Any shares of Common Stock subject to a Stock Option that for any reason is cancelled, expires, forfeited, or terminates without having been exercised, or any shares of Common Stock subject to a Stock Award that is cancelled, expires, forfeited, or terminates without payment, if any, having been made by the Participant for such shares of Common Stock shall again be available for the grant of Stock Options or Stock Awards under the Plan.
6. OPTIONS
     (a) Initial Grant. Each newly elected Eligible Non-Employee Director shall be granted a Stock Option with respect to 3,333 shares of Common Stock effective as of the first Option Grant Date following the date of such director’s election to the Board of Directors, subject to Section 18 herein.
     (b) Subsequent Grants. Each Eligible Non-Employee Director who is reelected or continues to serve (after such director’s election to the Board of Directors) as an Eligible Non-Employee Director after the adjournment of an Annual Meeting of Stockholders of the Company shall be granted a Stock Option with respect to 3,000 shares of Common Stock effective as of the first Option Grant Date following such Annual Meeting of Stockholders of the Company, subject to Section 18 herein. Notwithstanding the foregoing, each Eligible Non-Employee Director shall only be granted a Stock Option pursuant to this Section 6(b) if such director has served as a member of the Board of Directors for at least six months prior to the Option Grant Date.
     (c) Option Grant Date. The “Option Grant Date” shall be (i) with respect to any initial grant of a Stock Option pursuant to Section 6(a), the tenth business day following the date of the election of such Eligible Non-Employee Director to the Board Directors and (ii) with respect to any subsequent grant of a Stock Option pursuant to Section 6(b), the first Friday following the Annual Meeting of Stockholders of the Company; provided, however, that in any case if, on such applicable date, the General Counsel of the Company determines, in such director’s sole discretion, that the Company is in possession of material, non-public information about the Company, then any grant of Stock Options to Eligible Non-Employee Directors shall be suspended until the second business day after the Company ceases to be in possession of material non-public information about the Company (whether through public dissemination of such information or otherwise) and the Option Grant Date of such Stock Options shall be such later date.
     (d) Exercise Price. Each Stock Option granted hereunder shall have a per-share exercise price equal to the Fair Market Value of a share of Common Stock on the Option Grant Date for such Stock Option.
     (e) Payment of Exercise Price. In no event shall any shares of Common Stock be issued pursuant to the exercise of a Stock Option until the Participant has made full payment for the shares of Common Stock (including payment of the exercise price and any taxes required to be withheld by the Company in connection with the exercise of the Stock Option).
The exercise price shall be payable in United States dollars in cash or by check or in such form as the Committee may from time to time designate. The Participant also shall pay to the Company an amount determined by the Company to be sufficient to pay any applicable federal or state withholding taxes imposed as a result of the exercise of the Stock Option. In the sole discretion of the Committee, a Participant may make payment of either or both of the exercise price and any required federal or state withholding taxes, in whole or in part, by delivering shares of Common Stock to the Company. The Committee may impose such limitations and restrictions on payments with shares of Common Stock as the Committee, in its sole discretion, deems advisable. However, to the extent the Participant is permitted to deliver shares of Common Stock to pay any portion of the exercise price, the Participant must have owned the shares of Common Stock for at least six months as of the delivery date.
     (f) Vesting. A Stock Option may be exercised to the extent the Stock Option is vested. Unless otherwise determined by the Committee at the time of grant and as provided in an Option Agreement, a Stock Option granted under the Plan shall become vested and exercisable in accordance with the vesting schedule set forth below, unless vesting is accelerated pursuant to Section 6(g) or Section 8(c) herein.

PERCENTAGE OF GRANT
VESTED AND EXERCISABLE	VESTING DATE
25%	1st anniversary of grant date
25%	2nd anniversary of grant date
25%	3rd anniversary of grant date
25%	4th anniversary of grant date
     (g) Acceleration of Vesting. To the extent a Stock Option has not previously vested or expired, a Stock Option shall become 100% vested and exercisable effective as of the date an Eligible Non-Employee Director ceases to provide services as an Eligible Non-Employee Director of the Company, provided that such cessation of service occurs as a result of such director’s death or Retirement. For purposes of the Plan, “Retirement” shall mean cessation of service as an Eligible Non-Employee Director of the Company on or after (i) the date on which an Eligible Non-Employee Director attains age 60 with ten (10) or more years of service with the Company as a Non-Employee Director or (ii) the date on which an Eligible Non-Employee Director attains age 65 with five (5) or more years of service with the Company as an Eligible Non-Employee Director.
     (h) Term of Stock Options. A Stock Option granted under the Plan shall terminate or expire on the earlier to occur of the following, subject to Section 8(c) herein:
(i)	Ten (10) years after the Option Grant Date; or

(ii)	Three (3) months after the date of an individual’s cessation of service as an Eligible Non-Employee Director.
     (i) Exchange Programs. The Committee may, without stockholder approval, cancel any outstanding Stock Option and grant in exchange therefor a new Stock Option or Stock Award covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled Stock Option.
7. STOCK AWARDS
     (a) Generally. The Committee may, in its discretion, grant Stock Awards consisting of shares of Common Stock issued or transferred to an Eligible Non-Employee Director with or without payments therefor. A Stock Award shall be construed as an offer by the Company to the Participant to purchase the number of shares of Common Stock subject to the Stock Award at the purchase price, if any, established therefor.
     (b) Payment of the Purchase Price. If the Stock Award Agreement requires payment for shares of Common Stock acquired pursuant to the Stock Award, the purchase price of any shares of Common Stock subject to the Stock Award may be paid in any manner authorized by the Committee, which may include any manner authorized under the Plan for the payment of the exercise price of a Stock Option.
     (c) Additional Terms. Stock Awards shall be subject to such terms and conditions as the Committee determines, in its sole discretion, to be appropriate, including restrictions on the sale or other disposition of shares of Common Stock acquired pursuant to the Stock Award and the right of the Company to reacquire such shares for no consideration on or after the termination of the Participant’s service with the Company. The Committee may require the Participant to deliver a duly signed stock power, endorsed in blank, relating to the shares of Common Stock subject to a Stock Award. The Committee may also require that the stock certificates evidencing shares of Common Stock subject to a Stock Award be held in custody or bear restrictive legends until the restrictions thereon shall have lapsed.
     (d) Rights as a Shareholder. The Stock Award Agreement shall specify whether the Participant shall have, with respect to shares of Common Stock subject to the Stock Award, all of the rights of a holder of shares of Common Stock, including the right to receive dividends and to vote the shares of Common Stock.
     (e) Initial Grant. Each newly elected Eligible Non-Employee Director shall be granted a Stock Award with respect to 2,222 shares of Common Stock effective as of the first Stock Award Grant Date following the date of such director’s election to the Board of Directors, subject to Section 18 herein.
     (f) Subsequent Grants. Each Eligible Non-Employee Director who is reelected or continues to serve (after such director’s election to the Board of Directors) as an Eligible Non-Employee Director after the adjournment of an Annual Meeting of Stockholders of the Company shall be granted a Stock Award with respect to 2,000 shares of Common Stock effective as of the first Stock Award Grant Date following such Annual Meeting of Stockholders, subject to Section 18 herein. Notwithstanding the foregoing, each Eligible Non-Employee Director shall only be granted a Stock Award pursuant to this Section 7(f) if such director has served as a member of the Board of Directors for at least six months prior to the Stock Award Grant Date.
     (g) Stock Award Grant Date. The “Stock Award Grant Date” shall be (i) with respect to any initial grant of a Stock Award pursuant to Section 7(e), the tenth business day following the date of the election of such Eligible Non-Employee Director to the Board Directors and (ii) with respect to any subsequent grant of a Stock Award pursuant to Section 7(f), the first Friday following the Annual Meeting of Stockholders of the Company; provided, however, that in any case if, on such applicable date, the General Counsel of the Company determines, in such director’s sole discretion, that the Company is in possession of material, non-public information about the Company, then any grant of Stock Awards to a new Eligible Non-Employee Director shall be suspended until the second business day after the Company ceases to be in possession of material non-public information about the Company (whether through public dissemination of such information or otherwise) and the Stock Award Grant Date of such Stock Awards shall be such later date.
     (h) Vesting. Unless otherwise determined by the Committee at the time of grant and as provided in a Stock Award Agreement, Stock Awards granted under Sections 7(e) and (f) of the Plan shall vest, and restrictions applicable to such Award shall lapse, in accordance with the vesting schedule set forth below, unless vesting is accelerated pursuant to Section 7(i) or Section 8(c) herein.

PERCENTAGE OF GRANT VESTED	VESTING DATE
20%	1st anniversary of grant date
20%	2nd anniversary of grant date
20%	3rd anniversary of grant date
20%	4th anniversary of grant date
20%	5th anniversary of grant date

     (i) Acceleration of Vesting. To the extent a Stock Award has not previously vested, a Stock Award shall become 100% vested effective as of the date an Eligible Non-Employee Director ceases to provide services as an Eligible Non-Employee Director of the Company, provided that such cessation of service occurs as a result of such director’s death or Retirement.
8. ADJUSTMENT PROVISIONS; CHANGE OF CONTROL
     (a) Adjustment Generally. If there shall be any change in the shares of Common Stock through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split up, spin-off, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, the number of shares of Common Stock reserved under the Plan as set forth in Section 5(a) herein, the number and kind of shares issuable under an outstanding Stock Option, and the exercise price of a Stock Option shall be adjusted, as may be deemed appropriate by the Committee, to reflect such change in the shares of Common Stock.
     (b) Adjustment to Stock Awards. In the event of any change in the shares of Common Stock described in subsection (a) above, the Committee may specify the effect of such change on Stock Awards under the Plan.
     (c) Effect of a Change of Control. If (1) a Change of Control shall occur, (2) the Company shall enter into an agreement providing for a Change of Control, or (3) any member of the HMC Group shall enter into an agreement providing for a Change of Control, then the Committee may declare any or all Stock Options outstanding under the Plan to be exercisable in full, to the extent such Stock Options were not previously exercisable, at such time or times as the Committee shall determine, notwithstanding the express provisions of any Option Agreement; similarly, the Committee may declare that any restrictions applicable to any Stock Award shall completely lapse (to the extent not then lapsed), at such time or times as the Committee shall determine, notwithstanding the terms of any Stock Award Agreement. Each Stock Option the vesting of which is accelerated by the Committee pursuant to the preceding sentence shall terminate, notwithstanding any express provision thereof or any other provision of the Plan, on such date (not later than the stated expiration date of such Stock Option) as the Committee shall determine.
     (d) Definitions.
          (i) “Change of Control” of the Company shall mean, for purposes of the Plan, the first to occur of the following events: (i) any sale, lease, exchange, or other transfer (in one transaction or series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act other than one or more members of the HMC Group, (ii) a majority of the Board of Directors of the Company shall consist of Persons who are not Continuing Directors; or (iii) the acquisition by any Person or Group (other than one or more members of the HMC Group) of the power, directly or indirectly, to vote or direct the voting of securities having more than 50% of the ordinary voting power for the election of directors of the Company.

          (ii) “HMC Group” shall mean Hicks, Muse, Tate & Furst Incorporated, its affiliates and their respective employees, officers, and directors (and members of their respective families and trusts for the primary benefit of such family members). An affiliate of Hicks, Muse, Tate & Furst Incorporated shall mean, any individual or legal entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with Hicks, Muse, Tate & Furst Incorporated.
9. NONTRANSFERABILITY
Except as otherwise expressly provided in the Option Agreement, no Stock Option granted under the Plan or any rights or interests therein shall be assignable or transferable by a Participant except by will or the laws of descent and distribution, and during the lifetime of a Participant, Stock Options granted to him under the Plan shall be exercisable only by the Participant. The Committee may, on a case by case basis, permit a Participant to transfer a Stock Option, in whole or in part, during the Participant’s lifetime to one or more members of the Participant’s immediate family or to a trust established exclusively for one or more such family members, and the extent of such permission shall be enumerated in the Participant’s Option Agreement. The transferred portion of the Stock Option may be exercised only by the person or persons who acquire a proprietary interest in the Stock Option pursuant to the transfer. The terms applicable to the transferred portion of the Stock Option shall be the same as those in effect for the Stock Option under the Participant’s Option Agreement immediately prior to the transfer. The Committee may impose on any transferable Stock Option such limitations and conditions as the Committee deems appropriate in its sole discretion. Any attempt to transfer a Stock Option in violation of this Section 9 shall be null and void and shall be disregarded by the Company.
10. FAIR MARKET VALUE
For purposes of the Plan and any Stock Options or Stock Awards granted hereunder, “Fair Market Value” shall, as it relates to the Common Stock, mean the average of the high and low prices of such Common Stock as reported on the principal national securities exchange on which the shares of Common Stock are then listed on the date specified herein, or if there were no sales on such date, on the next preceding day on which there were sales, or if such Common Stock is not listed on a national securities exchange, the last reported bid price in the over-the-counter market, or if such shares are not traded in the over-the-counter market, the per share cash price for which all of outstanding Common Stock could be sold to a willing purchaser in an arms-length transaction (without regard to minority discount, absence of liquidity, or transfer restrictions imposed by any applicable law or agreement) at the date of the event giving rise to a need for a determination.
11. WITHHOLDING
By acceptance of a Stock Option or a Stock Award, a Participant shall be deemed to (i) agree to reimburse the Company for any federal, state, or local taxes or other amounts required by any government to be withheld or otherwise deducted by such corporation in respect of the Participant’s exercise of all or a portion of the Stock Option, the grant of a Stock Award, or the lapse of any restrictions related to a Stock Award; (ii) authorize the Company to withhold from any cash compensation paid to the Participant or in the Participant’s behalf, an amount sufficient to discharge any federal, state, and local taxes or other amounts required to be withheld by the Company, and which otherwise has not been paid by the Participant, in respect of the Participant’s exercise of all or a portion of a Stock Option or the grant of or lapse of any restrictions related to a Stock Award; and (iii) agree that the Company may, in its discretion, hold the stock certificate to which the Participant is entitled upon exercise of the Stock Option (or refuse to release from escrow certificate related to any restricted Stock Award), until cash sufficient to pay that liability has been accumulated, and may, in its discretion, effect such withholding by retaining shares issuable upon the exercise of the Stock Option having a Fair Market Value on the date of exercise which is equal to the amount to be withheld or, in the case of a Stock Award, require the Participant to return to the Company a number of shares of Common Stock sufficient to satisfy the withholding requirement.
12. TENURE
Nothing contained in the Plan, any Option Agreement, or any Stock Award Agreement shall affect, or be construed as affecting, the terms of relationship between the Company and any Eligible Non-Employee Director. Nothing contained in the Plan, any Option Agreement, or any Stock Award Agreement shall impose, or be construed as imposing, an obligation on the Company to retain the services of any individual.
13. UNFUNDED PLAN
Participants shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.
14. NO FRACTIONAL SHARES
No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan. The Committee shall determine whether cash, or Options, or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares of Common Stock or any rights thereto shall be forfeited or otherwise eliminated.
15. RIGHTS AS A SHAREHOLDER
Except as otherwise provided by the Committee, a Participant shall have no rights as a shareholder with respect to shares of Common Stock covered by a Stock Option or Stock Award until the issuance of an unrestricted stock certificate to the Participant with respect to such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of such unrestricted stock certificate.

16. DURATION, AMENDMENT AND TERMINATION
     (a) Duration. No Stock Option shall be granted after May 1, 2012 but Stock Options granted prior to that date shall continue to become exercisable, and may be exercised, according to their terms.
     (b) Amendment and Termination. Except as provided in Section 16(c) herein, the Plan may be terminated or amended by the Board of Directors, in whole or in part, at any time.
     (c) Limitations on Amendment. No amendment to the Plan may revoke or alter the terms of any previously-granted Stock Option or Stock Award outstanding as of the effective date of such Plan amendment without the Participant’s consent, to the extent such amendment would materially and adversely affect the Participant’s rights under, or the value of, such Stock Option or Stock Award. Additionally, no amendment to the Plan shall become effective before the date stockholders approve such amendment where the absence of such approval would cause the Plan to fail to comply with Rule 16b-3 under the Exchange Act, or any other requirement of applicable law or regulation.
17. GOVERNING LAW
The validity and construction of the Plan and any agreement evidencing the grant of a Stock Option or Stock Award thereunder shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rules or principles that might otherwise refer construction or interpretation of any provision of the Plan or any such agreement to the substantive law of another jurisdiction, except to the extent superseded by any applicable federal law.
18. EFFECTIVE DATE
The 2002 Non-Employee Director Plan was effective as of May 1, 2002 and was amended and restated as of May 4, 2005 (the “Original Amended Plan”). The Plan shall be effective as of May 2, 2006, and shall be void ab initio if not approved by the stockholders of the Company within twelve months thereafter and, in such case, the terms of the Original Amended Plan shall remain in full force effect. Any Stock Option or Stock Award granted under the Original Amended Plan prior to such approval of stockholders shall be effective as of the grant date (unless the Committee specifies otherwise at the time of grant), and such Stock Option may be exercised prior to such stockholder approval. Any Stock Option or Stock Award granted under the Plan prior to such approval of stockholders, shall be effective as of the grant date (unless the Committee specifies otherwise at the time of grant), but no such Stock Option may be exercised nor may such Stock Award be deemed valid, as the case may be, prior to such stockholder approval, and if stockholders fail to approve the Plan as specified hereunder, any such Stock Option or Stock Award shall be null and void as of the grant date.
LIN TV Corp. Second Amended and Restated 2002 Non-Employee Director Stock Plan,
approved by the Board of Directors on February 22, 2006 and
subject to approval by the stockholders on May 2, 2006.

INDEX OF DEFINED TERMS

TERM	SECTION WHERE DEFINED OR FIRST USED

Base Amount	6(b)

Board of Directors	2(a)

Change of Control	8(d)(1)

Committee	2(a)

Common Stock	1

Company	1

Effective Date	6

Eligible Non-Employee Director	3

Exchange Act	2(a)

Fair Market Value	10

HMC Group	8(d)(2)

Option Agreement	4(a)

Option Grant Date	6(c)

Participant	3

Plan	1

Retirement	6(g)

Stock Award	4(b)

Stock Award Agreement	4(b)

Stock Award Grant Date	7(g)

Stock Option	4(a)

☐	▼ DETACH PROXY CARD HERE ▼

Please Mark, Sign, Date and	☒
Return the Proxy Promptly Using
the Enclosed Envelope.	Vote MUST be indicated
(x) in Black or Blue ink.
     The board of directors recommends a vote “FOR” proposals (1), (2) and (3).

1.	To elect the following nominees to the Board of Directors to serve as a Class III director for a term of three years.

	FOR ALL ☐	WITHHOLD FOR ☐
ALL

Nominees: Royal W. Carson III, Gary R. Chapman, Wilma H. Jordan

			FOR	AGAINST	ABSTAIN

2.	To approve the Second Amended and Restated 2002 Non-Employee Director Stock Plan, which will (i) revise the equity award to directors upon initial election to the Board of Directors and (ii) increase the annual equity award to directors.		☐	☐	☐

		FOR	AGAINST	ABSTAIN

3.	To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006.	☐	☐	☐

4.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

SCAN LINE (FPO)

(Please sign proxy as name appears on corporate records. Joint owners should each sign personally. Trustees and others in a representative capacity should indicate the capacity in which they sign.)

Date Share Owner sign here	Co-Owner sign here

PROXY

LIN TV Corp. Four Richmond Square, Suite 200 Providence, Rhode Island 02906
2006 Annual Meeting of Stockholders
This Proxy is solicited on behalf of the Board of Directors

The undersigned, revoking all prior proxies, hereby appoints Gary R. Chapman, Gregory M. Schmidt and William A. Cunningham, and each of them, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of common stock of LIN TV Corp. (the “Company”) which the undersigned would be entitled to vote if present in person at the Annual Meeting of Stockholders of the Company to be held at the offices of WAPA-TV, State Road 19, KM 0.5 Guaynabo, Puerto Rico 00966, at 10:00 a.m., local time, on May 2, 2006 or at any adjournment(s) or postponement(s) thereof.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL,THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

To include any comments, please mark this box. ☐		(Continued and to be signed on the reverse side)

To change your address, please mark this box. ☐
LIN TV Corp.
Change of address:	P.O. Box 11108 New York, N.Y. 10203-0108